Exhibit 4.1

LEGGETT & PLATT, INCORPORATED

STOCK BONUS PLAN

AS RESTATED

EFFECTIVE AS OF JANUARY 1, 2002,
EXCEPT AS OTHERWISE INDICATED

TABLE OF CONTENTS
TO
LEGGETT & PLATT, INCORPORATED
EMPLOYEE STOCK PURCHASE/STOCK BONUS PLAN
AS RESTATED
EFFECTIVE AS OF JANUARY 1, 2002,
EXCEPT AS OTHERWISE INDICATED

ARTICLE/SECTION	SUBJECT	PAGE

ARTICLE I	1
1.01. Accounting Year	1
1.02. Accounts	1
1.03. Anniversary Date	1
1.04. Attained Age	2
1.05. Beneficiary	2
1.06. Board of Directors	2
1.07. Cash Dividend Holding Account	2
1.08. Cash Dividend Reinvestment Account/Diversified Investments	2
1.09. Cash Dividends Reinvestment Account/Other Investments	2
1.10. Cash Dividends Reinvestment Account/Stock	3
1.11. Committee	3
1.12. Compensation	3
1.13. Compensation Base	3
1.14. Contingent Beneficiary	4
1.15. Early Retirement Date	5
1.16. Effective Date	5
1.17. Eligible Employee	5
1.18. Eligible Rollover Distribution	5
1.19. Eligible Retirement Plan	5
1.20. Employee	5
1.21. Employer	6
1.22. Employer Stock	6
1.23. Employee Pre-Tax Contributions Account/Diversified Investments	6
1.24. Employee Pre-Tax Contributions Account/Other Investments	6
1.25. Employee Pre-Tax Contributions Account/Stock	6
1.26. Employer Contributions Account/Diversified Investments	7
1.27. Employer Contributions Account/Other Investments	7
1.28. Employer Contributions Account/Stock	7
1.29. ESOP Transfer Account/Other Investments	7
1.30. ESOP Transfer Account/Stock	7
1.31. ESOP Transfer Contributions	7

(i)

1.32. Forfeitures	7
1.33. Highly Compensated Employee	8
1.34. Hour of Service	8
1.35. Limited Participant	9
1.36. Net Profits	9
1.37. Normal Retirement Date	9
1.38. One Year Break in Service	9
1.39. Participant	10
1.40. Participant After-Tax Contributions Account/Other Investments	10
1.41. Participant After-Tax Contributions Account/Diversified Investments	10
1.42. Participant After-Tax Contributions Account/Stock	10
1.43. Participant Deductible Contributions Account/Stock	11
1.44. Participation Date	11
1.45. Plan	11
1.46. Rollover Account/Other Investments	11
1.47. Rollover Account/Stock	11
1.48. Rollover Contributions	11
1.49. Sponsoring Employer	11
1.50. Total and Permanent Disability	11
1.51. Trust Agreement	11
1.52. Trustee	11
1.53. Trust Fund	12
1.54. Valuation Date	12
1.55. Vesting Service	12
ARTICLE II	12
2.01. Eligibility	13
2.02. Employee Contributions	14
2.03. Suspension of Employee Pre-Tax Contributions	15
2.04. Resumption of Employee Pre-Tax Contributions	16
2.05. Limited Participant	16
2.06. Exclusion of Highly Compensated Employees	16
2.07. Average Deferral Percentage/Average Contribution Percentage Nondiscrimination Tests Do Not Apply to this Plan	16
2.08. Limitation on Pre-Tax Contributions to this and Other Internal Revenue Code Section 401(k) Plans Apply to this Plan	16
2.09. Plan Controlling	17
ARTICLE III	17
3.01. Matching Employer Contributions	17
3.02. Additional Employer Contributions	18
3.03. Limit on "Annual Additions"	19
3.04. Corrective Adjustments in Annual Additions	20
3.05. Suspension of Participant Contributions Due to the In-service Withdrawals from a Related Employer 401(k) Plan	20

(ii)

ARTICLE IV	21
4.01. Determination of Fair Market Value	21
4.02. Adjustment of Other Investments and Diversified Investments Accounts	21
4.03. Adjustment of Stock Accounts	22
4.04. Quarterly Participant Account Statements	23
4.05. Best Judgment Rule	23
4.06. Special Valuation Date	23
4.07. Allocation of Stock Dividends	23
4.08. Diversified Investments for Certain Participants and Accounts	23
4.09. ERISA § 404(c) Compliance Intended	26
4.10. Cash Dividends on Employer Stock; Reinvestment or Cash Election	26
ARTICLE V	27
5.01. Distribution on Early or Normal Retirement	27
5.02. Employment Beyond Normal Retirement	27
5.03. Distribution on Death	28
5.04. Distribution on Disability	28
5.05. Distribution on Termination of Employment	28
5.06. In-Service Withdrawals	29
5.07. Distributions Usually In Employer Stock	29
5.08. Distribution Date	30
5.09. Forms of Distribution	32
5.10. Segregating Accounts of Former Participants	33
5.11. Death Payments to Contingent Beneficiaries	33
5.12. Special Rules Applicable to Deductible Participant Contributions	33
5.13. Reemployment/Repayment of Benefits/Restoration of Accounts	34
5.14. Qualified Domestic Relations Orders	36
5.15. Eligible Rollover Distributions; Required Tax Withholding; Notice	36
5.16. Reemployment After a Military Leave; Make-up Contributions	37
ARTICLE VI	37
6.01. Composition and Duties of Committee	37
6.02. Term; No Compensation	37
6.03. Claims Procedure	38
6.04. Required Vote; Records of Committee	39
6.05. Directing Payments	39
6.06. Nondiscrimination	39
6.07. Written Instructions to Trustee	39
6.08. Duty to Maintain Participant Accounts	39
6.09. Employment of Counsel	39
6.10. Indemnification	39
ARTICLE VII	40
7.01. Trust Agreement	40
7.02. Trust Fund	40

(iii)

7.03. Removal of Trustee	40
7.04. Powers of Trustee	40
7.05. Trust Agreement Part of the Plan	40
7.06. Settlement of Accounts of Trustee	40
ARTICLE VIII	40
8.01. Amendment of Plan	40
8.02. Termination of Plan	41
8.03. Full Vesting of Accounts on Plan Termination	41
8.04. Return of Mistaken/Nondeductible Employer Contributions	41
ARTICLE IX	41
9.01. Corporate Merger or Consolidation	41
9.02. Plan Transfer or Merger	41
9.03. Plan Benefits Not Subject to Claims of Creditors	42
9.04. No Contractual Obligation	42
9.05. Suspension of Employer Contributions	42
9.06. No Right of Employment	42
9.07. Governing Law	42
9.08. Distribution to a Minor or Incompetent	42
9.09. Named Fiduciaries	42
9.10. Committee and Trustee Responsibilities	43
9.11. Nondiversion Clause	43
9.12. Voting Rights	43
9.13. Table of Contents; Captions	43
ARTICLE X	44
10.01. Eligible Rollover Contributions	44
10.02. ESOP Transfer Contributions	45
10.03. Vesting in Rollover Contributions and ESOP Transfer Contributions	45
10.04. Adjustment of Rollover Accounts and ESOP Transfer Accounts	45
10.05. Distribution of Rollover Accounts and ESOP Transfer Accounts upon Disability	45
10.06. Distribution of Rollover Accounts and ESOP Transfer Accounts upon Death	46
10.07. Distribution of Rollover Accounts and ESOP Transfer Accounts upon Termination of Employment	46
10.08. Form of Distribution	46
ARTICLE XI	46
11.01. Application	46
11.02. Special Minimum Contribution	47
11.03. Key Employee Defined	47

(iv)

LEGGETT & PLATT, INCORPORATED

STOCK BONUS PLAN

           Effective July 1, 1977, Leggett & Platt, Incorporated, a Missouri corporation whose principal offices are located in Carthage, Missouri (hereinafter referred to as the "Sponsoring Employer" or as an "Employer"), adopted the Leggett & Platt, Incorporated Employee Stock Purchase/Stock Bonus Plan for the benefit of its eligible employees, renamed in this restatement as the Leggett & Platt, Incorporated Stock Bonus Plan. The Plan was last restated, effective as of January 1, 1989. This restatement of the Plan is effective as of January 1, 2002, except as otherwise indicated.

           The purpose of this Plan is to provide an opportunity for eligible employees of the Employers to share in the growth and prosperity of the Employers by acquiring a proprietary interest in the Sponsoring Employer through the acquisition of shares of the Sponsoring Employer's common stock through the Plan.

           This Plan is intended to continue to qualify as a stock bonus plan under Sections 401(a) and, effective as of November 14, 2001, to also qualify as an employee stock ownership plan under Section 4975(e)(7) of the Internal Revenue Code. It is also intended that this Plan, together with the Trust Agreement, satisfy the requirements of the Employee Retirement Income Security Act of 1974, as amended, and the Plan shall be interpreted, wherever possible, to comply with the terms of the Act and applicable regulations and rulings issued under the Act.

ARTICLE I

DEFINITIONS

           As used in this Plan, the following terms shall have the following meanings unless a different meaning is clearly required by the context in which it is used. Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

           1.01.      Accounting Year. The term "Accounting Year" shall mean the fiscal year of the Sponsoring Employer for federal income tax purposes (which, as of the effective date of this restated Plan document, is the calendar year).

           1.02.      Accounts. The term "Accounts" shall mean the records maintained for the purpose of accounting for a Participant's interest in the Plan. "Account" may refer to one, more than one, or all of the following accounts.

           "Cash Dividends Holding Account"

           "Cash Dividends Reinvestment Account/Diversified Investments"

           "Cash Dividends Reinvestment Account/Other Investments"

           "Cash Dividends Reinvestment Account/Stock"

           "Employee Pre-Tax Contributions Account/Diversified Investments"

           "Employee Pre-Tax Contributions Account/Other Investments"

           "Employer Pre-Tax Contributions Account/Stock"

           "Employer Contributions Account/Diversified Investments"

           "Employer Contributions Account/Other Investments"

           "Employer Contributions Account/Stock"

           "ESOP Transfer Account, Other Investments"

           "ESOP Transfer Account/Stock"

           "Participant After-Tax Contributions Account/Diversified Investments"

           "Participant After-Tax Contributions Account/Other Investments"

           "Participant After-Tax Contributions Account/Stock"

           "Participant Deductible Contributions Account/Stock"

           "Rollover Account/Other Investments"

           "Rollover Account/Stock"

           1.03.      Anniversary Date. The term "Anniversary Date" shall mean the first day of each Accounting Year. The Anniversary Date is January 1.

           1.04.      Attained Age. The term "Attained Age" shall mean the age, in years, of an Employee as of the last anniversary of his date of birth.

           1.05.      Beneficiary. The term "Beneficiary" shall mean the surviving spouse of a deceased Participant, or, in the event that either:

(a) the deceased Participant is not survived by a spouse, or
(b) the deceased Participant's surviving spouse had agreed, in writing, witnessed by a notary public, to the designation of another beneficiary,

the person or persons designated by the Participant in the latest written notice to the Committee on a form provided by the Committee. If any non-spouse Beneficiary so designated predeceases the Participant and the Participant has no surviving spouse at his death and had not designated another Beneficiary, the provisions of Section 5.11 hereof shall apply. The Participant shall have the right to change his Beneficiary from time to time in the manner hereinabove described.

           Any beneficiary designation made in accordance with the foregoing, shall be automatically revoked on the marriage or divorce and remarriage of a Participant.

           1.06.     Board of Directors. The term "Board of Directors" shall mean the Board of Directors of the Sponsoring Employer, unless in the context in which it is used it clearly means the Board of Directors or an Employer.

           1.07.     Cash Dividend Holding Account. The term "Cash Dividends Holding Account" shall mean the Account of a Participant to which cash dividends attributable to his Accounts that the Participant has elected to have paid to him, pursuant to Section 4.10, which are received by the Trustee after January 1, 2002 and credited to this Account pursuant to Section 4.10. A Participant's Cash Dividends Holding Account shall be debited when the cash dividends are distributed to the Participant pursuant to Section 4.10.

           1.08.     Cash Dividend Reinvestment Account/Diversified Investments. The term Cash Dividends Reinvestment Account/Diversified Investments" shall mean the Account of a Participant to which is credited with amounts from his Cash Dividends Reinvestment Account/Stock which are diversified into certain investments elected pursuant to Section 4.08 hereof, credited or debited with adjustments made pursuant to Section 4.02 and debited with benefit payments or transfers from such accounts to the Participant's Other Investments, Stock or other Diversified Investments Accounts. Separate subaccounts shall be maintained for each diversified investment option and may be maintained for the interim investment of the proceeds from the sale of Employer Stock.

           1.09.     Cash Dividends Reinvestment Account/Other Investments. The term "Cash Dividends Reinvestment Account/Other Investments" shall mean the Account of a participant to which is credited his share of the cash dividends received by the Trust Fund which are attributable to his Accounts and are credited to this Account pursuant to Section 4.10, credited or debited with the adjustments made pursuant to Section 4.02 and debited with payments made for Employer Stock.

           1.10.     Cash Dividends Reinvestment Account/Stock. The term "Cash Dividends Reinvestment Account/Stock" shall mean the Account of a Participant which is credited with his shares of Employer Stock purchased by the Trust Fund from reinvested dividends received by the Trust Fund which are attributable to his Accounts and are credited or debited with adjustments made pursuant to Section 4.03 and transfers into or out of the diversified investments elected pursuant to Section 4.08. While each Participant's Account/Stock shall record the number of shares credited to the account (expressed in fractional shares to the nearest four (4) places), no allocation of specific shares of Employer Stock held in the Trust Fund shall be made to such account.

           1.11.     Committee. The term "Committee" shall mean the Committee provided for in Article VI hereof.

           1.12.     Compensation. Except as provided below, the term "Compensation" shall mean a Participant's (i) total salary or wages, including overtime pay, and (ii) regular bonuses and regular incentive awards received under bonus and incentive plans of the Employer. "Compensation" for Participants who are salespersons who regularly incur travel and other expenses which are not separately reimbursed shall mean seventy five percent (75%) of the items set forth in (i) and (ii) above. "Compensation" shall not include extraordinary forms of remuneration such as living and automobile allowances, imputed or bonus income related to insurance programs, extraordinary bonuses and extraordinary incentive awards.

           If a Participant is on a military leave during a period of time when his reemployment rights with the Employer are guaranteed by federal law, he shall be deemed to have received Compensation during his period of military service, provided (i) he is reemployed by an Employer within the time required by federal law after the expiration of his active military service and (ii) he makes the Participant contributions required by Section 2.02(a) hereof within the time prescribed in Section 5.16 hereof after his reemployment, based on his deemed Compensation, as hereinafter defined, during his military leave. A Participant's deemed Compensation during a military leave shall be computed on the basis of the assumption that his regular rate of pay would have been paid for forty (40) hours a week or eight (8) hours a day during the regular business days from the commencement of his military leave to his reemployment date. Regular rate of pay shall be calculated for this purpose on the basis of his regular hourly rate of pay at the time of the commencement of his military leave, adjusted by the average increases at the facility or principal place of his employment for similarly situated active employees during the period of his military leave.

           This Plan does not limit compensation in accordance with the provisions of Section 401(a)(17) of the Internal Revenue Code since the Plan does not benefit any Highly Compensated Employees.

           1.13.     Compensation Base. The term "Compensation Base" for any Employee who was a Plan Participant on December 31, 1983, shall mean that portion of a Participant's Compensation in excess of the amount of Social Security Covered Compensation or hourly rate set opposite his year of birth in the appropriate column of the table below (on the basis of either (i) the appropriate hourly rate in the case of an hourly rate Employee or (ii) the frequency of the Participant's compensation payments in the case of a non-hourly rate Employee):

Year of Birth	Hourly Rate	Weekly Covered Compensation	Biweekly Covered Compensation	Monthly Covered Compensation
1911 or before	$3.46	$138	$277	$600
1912-1913	3.75	150	300	650
1914-1915	4.05	162	323	700
1916-1917	4.33	173	346	750
1918-1921	4.62	185	369	800
1922-1925	4.90	196	392	850
1926-1930	5.19	208	415	900
1931-1932	5.48	219	438	950
1933-1934	5.77	231	462	1,000
1935 and later	5.97	239	478	1,035

           The term “Compensation Base” for any Employee who was not a Plan Participant on December 31, 1983, but who became a Plan Participant between January 1, 1984 and December 31, 1986, shall mean that portion of a Participant’s Compensation in excess of the amount of Social Security Covered Compensation or hourly rate specified below (on the basis of either (i) the hourly rate in the case of an hourly rate Employee or (ii) on the basis of the frequency of the Participant’s Compensation payments in the case of a non-highly rate Employee):

Hourly Rate	Weekly Covered Compensation	Biweekly Covered Compensation	Monthly Covered Compensation
$5.97	$239	$478	$1,035

           The term "Compensation Base" for any Employee who was not a Participant on December 31, 2001, shall mean $32,977. The term "Compensation Base" for any Accounting Year after 2001 shall mean the Compensation Base for the immediately preceding Accounting Year increased by the merit budget percentage guideline which was approved by the Board of Directors for the immediately preceding Accounting Year for salaried and clerical hourly employees defined as average performers, rounded down to the next whole percentage.

           1.14.      Contingent Beneficiary. The term "Contingent Beneficiary" shall mean the person or persons (or a trust) duly designated by the Participant, with the written consent of his spouse, if any, witnessed by a notary public, to receive any death benefit due from the Plan in the event the designated Beneficiary does not survive the Participant. Notwithstanding the foregoing, written consent of the spouse is not required if the spouse is designated as the Beneficiary.

           1.15.      Early Retirement Date. The term "Early Retirement Date" shall mean the date a Participant retires and leaves the employ of the Employers provided he has attained age fifty-five (55) and has at least five (5) years of Vesting Service.

           1.16.      Effective Date. The term "Effective Date" shall mean July 1, 1977. The effective date on this restated plan is January 1, 2002, except for certain changes in Section 5.08, which shall be effective as of November 14, 2001 as provided in Section 5.08.

           1.17.      Eligible Employee. The term "Eligible Employee" shall mean each Employee who as of any Participation Date satisfies (a), (b), and (c) below:

(a) either (i) his annual Compensation for the Accounting Year immediately preceding the Participation Date was equal to or greater than the applicable Compensation Base, as calculated under Section 1.13 hereof (which is based on the Employee’s compensation during such immediately preceding Accounting Year) or (ii) from and after January 1, 1992, the Eligible Employee is a salaried Employee, regardless of the amount of his Compensation for the Accounting Year immediately preceding the Participation Date;

(b) he is not a Highly Compensated Employee, and

(c) he has either (i) been credited with at least one thousand (1,000) Hours of Service in his first twelve (12) months of employment, or (ii) been credited with at least one thousand (1,000) Hours of Service in any Accounting Year.

           1.18.     Eligible Rollover Distribution. The term "Eligible Rollover Distribution" shall have the meaning specified in Section 5.15.

           1.19.     Eligible Retirement Plan. The term "Eligible Retirement Plan" shall have the meaning specified in Section 5.15.

           1.20.      Employee. The term "Employee" shall mean each current or future employee of an Employer, except for all purposes of the Plan, the term "Employee" shall not include any employee who is a member of a collective bargaining unit, the representatives of which have bargained for and/or negotiated retirement benefits (other than those contained herein) and who have been excluded from this Plan as the result of good faith negotiations between the parties (such exclusion shall be considered to have occurred in the event the matter of participation is not raised by the unit's collective bargaining representative). Furthermore, the term "Employee" shall not include any "leased employee" as defined in Section 414(n)(2) of the Internal Revenue Code nor any other person classified by his Employer as a "leased employee", as a "temporary employee", any other hourly employee employed solely for the purposes of "temporary operations" of an Employer or any person classified by his Employer as an "independent contractor". The Sponsoring Employer shall notify the Committee, in writing, of the existence and location of any "temporary operations." A person classified by an Employer as either a "leased employee" or an "independent contractor" is not an Employee for purposes of this Plan, even if the person is later classified as a common law employee by the Employer or is later classified as a common law employee pursuant to the settlement of a federal employment tax audit with the Internal Revenue Service (in which event such person shall only be considered to be an Employee, for the purpose of this Plan, from and after the date of his classification by the Employer as a common law employee of an Employer (or an employer that is a member of a controlled group of corporations or trades or businesses with an Employer within the meaning of Sections 414(b) or (c) of the Internal Revenue Code).

           1.21.      Employer. The term "Employer" shall mean Leggett & Platt, Incorporated, a Missouri corporation whose principal offices are located at Carthage, Missouri, its successors and assigns, and any subsidiary or affiliated companies authorized by the Board of Directors of Leggett & Platt, Incorporated to participate in this Plan with respect to their Employees, and subject to the provisions of Article IX, any corporation into which the Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred. The Employers participating in this Plan as of January 1, 2002, the branch numbers and locations of such Employers who are covered by this Plan are listed on Schedule I, a copy of which is attached hereto.

           1.22.      Employer Stock. The term "Employer Stock" shall mean the shares of the common stock of the Sponsoring Employer, with voting rights, which are contributed to or acquired by the Trustee as part of the Trust Fund.

           1.23.      Employee Pre-Tax Contributions Account/Diversified Investments. The term "Employee Pre-Tax Contributions Account/Diversified Investments" shall mean the Account of a Participant to which shall be credited amounts from his Employee Pre-Tax Contributions Account/Stock which are diversified into certain investments elected pursuant to Section 4.08 hereof, credited or debited pursuant to Section 4.02 and debited with benefit payments or transfers from such accounts to Participant's Other Investments, Stock or other Diversified Investments Accounts. Separate subaccounts shall be maintained for each diversified investment option and may be maintained for the interim investment of the proceeds from the sale of Employer Stock.

           1.24.      Employee Pre-Tax Contributions Account/Other Investments. The term "Employee Pre-Tax Contributions Account/Other Investments" shall mean the Account of a Participant to which shall be credited pre-tax contributions to the Trust Fund, made pursuant to Section 2.02(a) from and after January 1, 2002, credited or debited with the adjustments made pursuant to Section 4.02 and debited with payments made for Employer Stock.

           1.25.      Employee Pre-Tax Contributions Account/Stock. The term "Employee Pre-Tax Contributions Account/Stock" shall mean the Account of a Participant to which is credited with shares of Employer Stock purchased by the Trust Fund from the Participant's pre-tax contributions made pursuant to Section 2.02(a), credited or debited with the adjustments made pursuant to Section 4.03, transfers into or out of diversified investments pursuant to Section 4.08. While such account shall record the number of shares credited to the account (expressed in fractional shares to the nearest four (4) places), no allocation of any specific shares of Employer Stock held in the Trust Fund shall be made to such account.

           1.26.      Employer Contributions Account/Diversified Investments. The term "Employer Contributions Account/Diversified Investments" shall mean the Account of a Participant to which is credited amounts from his Employer Contribution Account/Stock which are diversified into certain investments elected pursuant to Section 4.08 hereof, credited or debited with adjustments made pursuant to Section 4.02 and debited with benefit payments or transfers from such accounts to the Participant's Other Investments, Stock or other Diversified Investments Accounts. Separate subaccounts shall be maintained for each diversified investment option and may be maintained for the interim investment of the proceeds from the sale of Employer Stock.

           1.27.      Employer Contributions Account/Other Investments. The term "Employer Contributions Account/Other Investments" shall mean the Account of a Participant to which is credited his share of the Employer Contributions made to the Trust Fund in other than Employer Stock, credited or debited with the adjustments made pursuant to Section 4.02 and debited with payments made for Employer Stock

           1.28.      Employer Contributions Account/Stock. The term "Employer Contributions Account/Stock" shall mean the Account of a Participant which is credited with his shares of Employer Stock purchased by the Trust Fund from Employer Contributions or contributed to the Trust Fund by the Employer as an Employer Contribution, credited or debited with adjustments made pursuant to Section 4.03 and transfers into or out of the diversified investments elected pursuant to Section 4.08. While each Participant's Employer Contributions Account/Stock shall record the number of shares credited to the account (expressed in fractional shares to the nearest four (4) places), no allocation of specific shares of Employer Stock held in the Trust Fund shall be made to such account.

           1.29.      ESOP Transfer Account/Other Investments. The term "ESOP Transfer Account/Other Investments" shall mean the Account of a Participant which is credited with amounts which the Participant elects to transfer from the Leggett & Platt, Incorporated Employee Stock Ownership Plan pursuant to Section 10.02 in a form other than shares of Employer Stock.

           1.30.      ESOP Transfer Account/Stock. The term "ESOP Transfer Account/Stock" shall mean the Account of a Participant which is credited with shares of Employer Stock which the Participant elects to transfer from the Leggett & Platt, Incorporated Employee Stock Ownership Plan pursuant to Section 10.02 of this Plan.

           1.31.      ESOP Transfer Contributions. The "ESOP Transfer Contributions" shall mean the shares of Employer Stock and other amounts which are transferred at the Participant's election from the Leggett & Platt, Incorporated Employee Stock Ownership Plan pursuant to Section 10.02 of this Plan.

           1.32.      Forfeitures. The term "Forfeitures" shall mean the nonvested portions of the Employer Contributions Account/Stock, or Other Investments or Diversified Investments of each Participant who terminated employment during an Accounting Year without being reemployed before the end of such Accounting Year (at which time they are applied to reduce Employer Contributions pursuant to Section 3.01).

           1.33.      Highly Compensated Employee. The term "Highly Compensated Employee" shall have the same meaning as under Section 414(q) of the Internal Revenue Code and the regulations thereunder; generally, "Highly Compensated Employee" shall mean any employee of the Employers, or any other entity which is a member of a controlled group of corporations with the Sponsoring Employer or which is under common control with the Sponsoring Employer or which is part of an affiliated service group with the Sponsoring Employer within the meaning of Sections 414(b), (c) and (m) of the Internal Revenue Code, who either:

(a) during the Accounting Year immediately preceding the applicable Accounting Year--
(i) was at any time a 5-percent owner of an Employer, or

(ii) received compensation from the Employers in excess of $80,000 or such higher amount as adjusted for such Accounting Year by the Secretary of the Treasury pursuant to Section 414(q) of the Internal Revenue Code.

(b) during the applicable Accounting Year is at any time a five-percent owner of an Employer, or

Compensation for this purpose shall mean compensation as defined in section 414(s) of the Internal Revenue Code and the regulations thereunder (generally, all the compensation from the Employer which is includable in the Employee’s gross income for federal income tax purposes).

           1.34.      Hour of Service. The term "Hour of Service" shall mean any hour for which an employee is directly or indirectly compensated or entitled to compensation by an Employer; including, for this purpose, any employer that is a member of a controlled group of corporations, commonly controlled group of trades or businesses or affiliated service group with the Sponsoring Employer within the meaning of Sections 414(b), (c) and (m) of the Internal Revenue Code:

(a) for the performance of duties for an Employer;

(b) for other reasons not requiring the performance of duties such as vacation, holiday, illness, incapacity (including disability), jury duty, or a paid leave of absence; and

(c) as a result of a back pay award (irrespective of mitigation of damages) which has been awarded or agreed to by an Employer.

           The Hours of Service credited to an employee under item (a) and item (c) above for which duties were performed shall be based upon the actual number of Hours of Service for which he is directly or indirectly compensated as hereinabove provided. The number of Hours of Service to be credited to an employee under items (b) and (c) above for which no duties were performed shall be calculated on the basis of the number of hours regularly scheduled for the performance of duties during the period of time for which he received compensation or a back pay award. If an employee has no regular work schedule, the number of Hours of Service shall be calculated on the basis of an eight (8) hour day and/or forty (40) hour week. If an employee receives direct or indirect compensation under item (b) or item (c) of this Section for which no duties were performed which was not based upon "units of time" the Hours of Service to be credited shall be calculated pursuant to the pertinent governmental regulations.

           Hours of Service for the performance of duties shall be credited as of the date the duties were performed; Hours of Service for other reasons not requiring the performance of duties, shall be credited to the period or periods for which the payment was made; Hours of Service resulting from a back pay award, to the extent not previously credited, shall be credited for the period or periods to which the award or agreement pertains.

           Notwithstanding the foregoing:

           (i)      no more than five hundred one (501) Hours of Service shall be credited under item (b) and item (c) above for any single continuous period during which no duties were performed;

           (ii)      no Hours of Service shall be credited under item (b) above if the indirect compensation was paid pursuant to workmen's compensation, unemployment compensation, or disability insurance laws; and

           (iii)      no Hours of Service shall be credited for any payment to an employee which solely reimburses the employee for medical or medically related expenses.

           1.35.      Limited Participant. The term "Limited Participant" shall mean a Participant who becomes a "Limited Participant" as defined in Sections 2.03 and 2.05 hereof.

           1.36.      Net Profits. The term "Net Profits" shall mean the net income of the Sponsoring Employer for an Accounting Year calculated in accordance with generally accepted accounting principles before (i) federal or state income taxes or (ii) any additional contributions to this Plan pursuant to Section 3.02.

           1.37.      Normal Retirement Date. The term "Normal Retirement Date" shall mean a Participant's sixty-fifth (65th) birthday.

           1.38.      One Year Break in Service. A "One Year Break in Service" shall occur for any Accounting Year if an Employee is not credited with more than five hundred (500) Hours of Service for such Accounting Year. A "One Year Break in Service" shall not be deemed to have occurred if it is solely caused by either (i) service in the armed forces of the United States while an Employee's reemployment rights are guaranteed by law, (ii) a leave of absence (without pay) duly granted an Employee by his Employer, or (iii) a "maternity or paternity absence," as defined in Sections 410(a)(5)(E) and 411(a)(6)(E) of the Internal Revenue Code, i.e., an absence because of--

(i) pregnancy of an Employee;
(ii) birth of a child of an Employee;
(iii) placement of a child for adoption with an Employee; or
(iv) caring for a child during the period immediately following such a birth or placement.

           1.39.       Participant. The term "Participant" shall mean an Employee who has met the requirements of Article II for participation hereunder.

           1.40.      Participant After-Tax Contributions Account/Other Investments. The term "Participant After-Tax Contributions Account/Other Investments" shall mean the Account of a Participant to which shall be credited his contributions to the Trust Fund, made pursuant to Section 2.02(a) or (b), credited or debited with the adjustments made pursuant to Section 4.02 and debited with payments made for Employer Stock. In the event that a Participant makes contributions pursuant to both Section 2.02(a) and Section 2.02(b), such account shall for accounting purposes only, be subdivided into two subaccounts, with one such subaccount to record contributions made pursuant to Section 2.02(a) (and adjustments relating thereto) and the other such subaccount to record contributions made pursuant to Section 2.02(b) (and adjustments relating thereto).

           1.41.      Participant After-Tax Contributions Account/Diversified Investments. The term "Participant After-Tax Contributions Account/ Diversified Investments" shall mean the Account of a Participant to which shall be credited amounts from his Participant Contributions Account/Stock which are diversified into certain investments elected pursuant to Section 4.08 hereof, credited or debited pursuant to Section 4.02 and debited with benefit payments or transfers from such accounts to Participant's Other Investments, Stock or other Diversified Investments Accounts. Separate subaccounts shall be maintained for each diversified investment option and may be maintained for the interim investment of the proceeds from the sale of Employer Stock.

           1.42.      Participant After-Tax Contributions Account/Stock. The term "Participant After-Tax Contributions Account/Stock" shall mean the Account of a Participant to which is credited with shares of Employer Stock purchased by the Trust Fund from the Participant's nondeductible contributions made pursuant to Section 2.02(a), credited or debited with the adjustments made pursuant to Section 4.03, transfers into or out of diversified investments pursuant to Section 4.08. While such account shall record the number of shares credited to the account (expressed in fractional shares to the nearest four (4) places), no allocation of any specific shares of Employer Stock held in the Trust Fund shall be made to such account.

           1.43.      Participant Deductible Contributions Account/Stock. The term "Participant Deductible Contributions Account/Stock" shall mean the Account of a Participant which is credited with shares of Employer Stock purchased by the Trust Fund prior to 1987 with the Participant's deductible contributions made pursuant to Section 2.02(b). While such account shall record the number of shares credited to the account (expressed in fractional shares to the nearest four (4) places), no allocation of any specific shares of Employer Stock held in the Trust Fund shall be made to such account.

           1.44.      Participation Date. The term "Participation Date" shall mean January 1 and July 1 in each calendar year.

           1.45.      Plan. The term "Plan" shall mean the Leggett & Platt, Incorporated Stock Bonus Plan (formerly the Leggett & Platt, Incorporated Employee Stock Purchase/Stock Bonus Plan).

           1.46.      Rollover Account/Other Investments. The term "Rollover Account/Other Investments" shall mean the Account of a Participant to which shall be credited his Rollover Contributions to the Trust Fund, made pursuant to Section 10.01, credited or debited with the adjustments made pursuant to Section 4.02 and debited with payments made for Employer Stock.

           1.47.      Rollover Account/Stock. The term "Rollover Account/ Stock" shall mean the Account of a Participant which is credited with shares of Employer Stock purchased by the Trust Fund from the Participant's Rollover Contributions made pursuant to Section 10.01.

           1.48.      Rollover Contributions. The term "Rollover Contributions" shall mean the Participant's Rollover Contributions made pursuant to Section 10.01.

           1.49.       Sponsoring Employer. The term "Sponsoring Employer" shall mean Leggett & Platt, Incorporated.

           1.50.      Total and Permanent Disability. The term "Total and Permanent Disability" or "Totally and Permanently Disabled" shall mean a physical or mental condition arising after the original date of employment of the Participant which totally and permanently prevents the Participant from engaging in any occupation or employment for remuneration or profits except for the purpose of rehabilitation not incompatible with a finding of total and permanent disability. The determination as to whether a Participant is totally and permanently disabled shall be made (i) on medical evidence by a licensed physician designated by the Committee, or (ii) on evidence that the Participant is eligible for disability benefits under any long-term disability plan sponsored by the Employer, or (iii) on evidence that the Participant is eligible for disability benefits under the Social Security Act in effect at the date of disability.

           1.51.      Trust Agreement. The term "Trust Agreement" shall mean the agreement entered into between the Employer and the Trustee contemporaneously with the execution of this Plan as it may subsequently be amended.

           1.52.      Trustee. The term "Trustee" shall mean the Trustee under the Trust Agreement.

           1.53.      Trust Fund. The term "Trust Fund" shall mean all cash, Employer Stock, other securities and property held by the Trustee pursuant to the terms of the Trust Agreement, together with income therefrom.

           1.54.      Valuation Date. The term "Valuation Date" shall mean the last business day of each month. For distribution purposes the term "Valuation Date" shall mean the last business day of each fiscal quarter of the calendar year (i.e., generally, March 31, June 30, September 30 and December 31). The term shall also include special Valuation Dates pursuant to Section 4.06.

           1.55.      Vesting Service. The term "Vesting Service" shall mean the number of Accounting Years during which the Employee is credited with at least one thousand (1,000) Hours of Service, including any Hours of Service with an Employer while the Employer was a member of a controlled group of corporations, commonly controlled group of trades or businesses or affiliated service group with the Sponsoring Employer within the meaning of Sections 414(b), (c) and (m) of the Internal Revenue Code excluding (i) any Hours of Service with an Employer prior to the date the Employer became a part of a controlled group with the Sponsoring Employer and (ii) excluding any Accounting Year ending before January 1, 2002, during which the Employee was eligible to make Employee nondeductible contributions under Section 2.02(a) of the Plan but declined to make any Employee nondeductible contributions hereunder, unless a non-Highly Compensated Employee is a Participant during such Accounting Year in the Executive Stock Purchase program maintained by the Sponsoring Employer. In addition, if a terminated Employee is reemployed, his Vesting Service shall not include any years of employment prior to his earlier termination of employment if (i) he did not have any vested and nonforfeitable interest in his Employer Contribution Accounts upon his earlier termination of employment and (ii) he incurred at least five (5) consecutive One Year Breaks in Service before he was reemployed.

           If a Member is on military leave during a period of time when his reemployment rights with an Employer are guaranteed by federal law, he shall be credited with the Hours of Service during his military leave for vesting, computed on the basis of forty (40) hours a week or eight (8) hours a day for each regular business day from the commencement of his military leave to his reemployment date, provided (i) he is reemployed by an Employer within the time required by federal law after the expiration of his military service, and (ii) he makes the Participant contributions permitted under Section 2.02 within the time prescribed by Section 5.16 after his reemployment, without any interest thereon, based on his deemed Compensation during his military leave, as defined in Section 1.12 hereof. Any such Employee contributions may be made in a single payment or in installments over a period no longer than the lesser of three (3) times his period of qualified military service, as defined in Section 414(u)(5) of the Internal Revenue Code, or within five (5) years of the date of his reemployment.

ARTICLE II

PARTICIPATION IN THE EMPLOYEE STOCK PURCHASE/STOCK
BONUS PLAN AND CONTRIBUTIONS BY THE PARTICIPANTS

           2.01.      Eligibility. Each Eligible Employee who was a Participant in the Plan on December 31, 2001, shall be entitled to continue to participate in the Plan on and after January 1, 2002, provided he remains an Eligible Employee and he is not a Highly Compensated Employee. No Employee shall be entitled to continue to participate in this Plan for any part of any Accounting Year after 1988 during which he is a Highly Compensated Employee, except as a Limited Participant as provided in Section 2.05 hereof.

           As of any Participation Date on or after January 1, 1989, and prior to January 1, 2002, any Eligible Employee who is not a Highly Compensated Employee may become a Participant provided his original date of employment is at least one (1) year prior to such Participation Date. Such Eligible Employee shall then become a Participant as of the Participation Date on which he agrees to make (and does make) the Participant non-deductible contributions required in Section 2.02(a).

           As of any Participation Date on or after January 1, 2002, any Eligible Employee who is not a Highly Compensated Employee may become a Participant provided his original date of employment is at least one (1) year prior to such Participation Date. Such Eligible Employee shall then become a Participant as of the Participation Date on which he agrees to make (and does make) the Participant pre-tax contributions required in Section 2.02(a).

           If the employees of a subsidiary or an affiliated company of the Sponsoring Employer become employees of an Employer under the Plan, then in determining eligibility to become a Participant in the Plan, vesting, and early retirement, the Sponsoring Employer shall recognize his Hours of Service for such subsidiary or affiliated company or branch location while the subsidiary or affiliated company or branch location was part of a company that was a member of a controlled group of corporations, commonly controlled group of trades or businesses or affiliated service group with the Sponsoring Employer within the meaning of Sections 414(b), (c) and (m) of the Internal Revenue Code. In addition, the Sponsoring Employer may, credit all such employees with Hours of Service or years of Vesting Service with such subsidiary or affiliated company (the "employing entity") even though all or part of such employment may have occurred prior to the date the employing entity became a subsidiary or an affiliated company. An Employee who becomes eligible to participate in the Plan under this paragraph shall enter the Plan on the date of his or her transfer to an Employer under the Plan.

           If the Sponsoring Employer, either directly or through a subsidiary, acquires a business ("acquired business") through purchase of all or a substantial part of the assets of the acquired business and if in connection with such acquisition employees of the acquired business are hired by the Sponsoring Employer and/or any of its subsidiaries, then in determining eligibility to become a Participant in the Plan, vesting and early retirement the Board of Directors of the Sponsoring Employer may, by resolution, credit all such employees with Hours of Service and years of Vesting Service with such acquired business.

           A terminated Participant, who is reemployed after December 31, 2001, shall again become a Participant on his reemployment date provided he is not a Highly Compensated Employee and agrees to resume making (and does resume making) the Employee pre-tax contributions required in Section 2.02(a).

           A terminated Employee (who had not become a Participant prior to his termination) who is reemployed by the Employer shall become a Plan Participant on the Participation Date coincident with or immediately following the date he satisfies the requirements set forth in this Section 2.01, counting, for this purpose, his years of Vesting Service prior to his reemployment unless he incurs consecutive One Year Breaks in Service that equal or exceed (i) five (5) years or (ii) his years of Vesting Service as of his earlier termination of employment, in which event he shall be treated the same as a new Employee for the purpose of his eligibility to become a Participant in this Plan.

           2.02.      Employee Contributions. Each Eligible Employee may make contributions to the Trust Fund in accordance with the following:

           2.02(a).      Employee Pre-Tax Contributions. For each Accounting Year beginning on or after January 1, 2002, each Eligible Employee whose annual Compensation for the applicable Accounting Year is expected to exceed the Compensation Base (as defined in Section 1.13) for such Accounting Year shall be provided with an enrollment form by the Committee on which he may authorize that pre-tax Employee contributions be withheld, by payroll deduction, equal to:

two percent (2%); or,
three percent (3%); or,
four percent (4%); or,
five percent (5%); or,
five and seven tenths percent (5.7%).

of his Compensation for the Accounting Year which is in excess of:

$23,738 annually, or
$913 biweekly, or
$456 weekly, or
$11.40 hourly.

           The Committee shall notify each Participant in the Plan within a reasonable period of time prior to December 31, 2001, that the rate of Participant nondeductible contributions the Participant is making to the Plan will continue after December 31, 2001 as Employee salary reduction pre-tax contributions, unless the Participant notifies the Committee, on a form that will be furnished the Participant by the Committee, that he does not wish to continue his payroll deduction contributions on a pre-tax basis.

           After 2002, the above threshold amounts shall be increased by the same percentage (and pursuant to the same formula) by which the Compensation Base for Employees who become Participants on and after January 1, 2002 is increased in accordance with the provisions of Section 1.13 hereof.

           Notwithstanding the above, any Eligible Employee who became a Participant prior to January 1, 1987, and who is not a Highly Compensated Employee, and who is otherwise eligible to participate in this Plan may authorize annual contributions of a dollar amount which is at least equal to the dollar amount the Eligible Employee contributed to this Plan for 1988.

           Each Eligible Employee whose annual Compensation for the applicable Accounting Year is not expected to exceed the Compensation Base (as defined in Section 1.13) for such Accounting Year (and who is a salaried Employee), shall be provided an enrollment form by the Committee on which he may authorize that pre-tax Employee contributions be withheld, by payroll deduction, equal to not less than five dollars ($5.00) per biweekly payroll period nor more than fifteen dollars ($15.00) per biweekly payroll period; provided that the amount shall be in whole dollars.

           Prior to January 1, 2002, this Plan provided that Participant contributions would be made on a nondeductible or after-tax basis. Effective from and after January 1, 2002, Participant nondeductible or after-tax contributions to this Plan are neither required nor permitted.

           A Participant may only change the rate of his contributions as of a Participation Date by a written notice to the Committee at least fifteen (15) days prior to the Participation Date.

           2.02(b).      Deductible Employee Contributions. From and after January 1, 1982, and prior to January 1, 1987, Participants were permitted to make voluntary deductible contributions in cash to the Trust Fund in accordance with the law in effect at such time. Subject to the provisions of Section 5.07, a Participant may elect at any time to withdraw from his Participant Deductible Contributions Account/Stock and/or that portion, if any, of his Participant Contributions Account/Other Investments attributable to contributions made pursuant to this Section 2.02(b), all or a part of (i) the balance then credited to such Stock Account, and/or (ii) the amount then constituting such portion of such Other Investments Account. If a Participant who has not Attained Age fifty-nine and one-half (59-1/2) requests a withdrawal from his Participant Deductible Contributions Account/Stock (or from the portion of his Participant After-

Tax Contributions Account/Other Investments which is attributable to contributions, if any, made pursuant to Section 2.02(b)), such requests shall not be granted unless the Participant acknowledges in writing that he understands that the amount withdrawn

(i) will be subject to a ten percent (10%) federal excise tax penalty;
(ii) will also be taxed as ordinary income for federal income tax purposes;
(iii) will be reported to the Internal Revenue Service for such purposes.

           2.03.      Suspension of Employee Pre-Tax Contributions. A Participant may, at any time, suspend his Employee pre-tax contributions made pursuant to Section 2.02(a), during which period of time such Participant shall be considered to be participating in the Plan as a "Limited Participant." A suspension of such contributions may only be accomplished by giving written notice to the Employer at least fifteen (15) days before the end of the payroll period during which the suspension is to take effect (on forms prescribed by the Committee).

           2.04.      Resumption of Employee Pre-Tax Contributions. A Participant who has suspended Employee pre-tax contributions may resume them by giving fifteen (15) days' written notice to the Employer (on forms prescribed by the Committee).

           2.05.      Limited Participant. If a Participant (i) ceases to be an Eligible Employee while remaining in the employ of the Employer, or (ii) becomes a Highly Compensated Employee, or (iii) suspends his Employee pre-tax contributions, as hereinabove provided, he shall become a "Limited Participant" in which event he shall continue to participate in the Plan for all purposes (such as vesting and investment earnings) except that he shall not be entitled to make any Employee contributions under the Plan and he shall not share in any Employer contributions under the Plan for any Accounting Year in which he is a Highly Compensated Employee.

           2.06.      Exclusion of Highly Compensated Employees. Sixty (60) days prior to each Accounting Year, the Employer shall determine which employees should be Highly Compensated Employees for the following Accounting Year. As of each Valuation Date during an Accounting Year, the Committee shall review its determination of the Highly Compensated Employees of the Employers. As soon as reasonably practicable after the end of each Accounting Year, the Sponsoring Employer shall determine which Employees were Highly Compensated Employees for the immediately preceding Accounting Year. In the event any Highly Compensated Employee made any Employee pre-tax contributions under Section 2.02(a) or shared in any matching Employer contributions under Article III for any Accounting Year beginning on or after January 1, 2002, such Employee contribution shall be returned as hereinafter provided, together with the investment earnings or less the investment losses thereon, thereon, and any related matching Employer contribution shall be forfeited. Such Employee pre-tax contribution shall be returned to the Highly Compensated Employee as soon as reasonably practicable after the Committee determines that he is a Highly Compensated Employee. Furthermore, matching Employer contributions shall not be allocated to the Accounts of a Highly Compensated Employee for any Accounting Year in which he is a Highly Compensated Employee, but shall be applied to reduce future matching Employer contributions due under this Plan.

           2.07.      Average Deferral Percentage/Average Contribution Percentage Nondiscrimination Tests Do Not Apply to this Plan. The average deferral percentage nondiscrimination test under Section 401(k) of the Internal Revenue Code and the average contribution percentage nondiscrimination test under Section 401(m) of the Internal Revenue Code do not apply to this Plan as restated as of January 1, 2002, since this Plan does not benefit Highly Compensated Employees.

           2.08.      Limitation on Pre-Tax Contributions to this and Other Internal Revenue Code Section 401(k) Plans Apply to this Plan. The Employee pre-tax contributions under this Plan and any other cash or deferred arrangement maintained by the Employer shall not exceed the limitations on such Employee contributions by Section 402(g) of the Internal Revenue Code, which for calendar years 2002 through 2006, are as follows:

Calendar Year	Limit
2002	$11,000
2003	$12,000
2004	$13,000
2005	$14,000
2006	$15,000 (as indexed thereafter)

If a Participant exceeds this limitation in any calendar year because of his participation in an “other cash or deferred arrangement” maintained by the Employer, the Employer shall distribute such excess Employee pre-tax contribution from the “other cash or deferred arrangement” within 60 days after the end of the applicable calendar year. (Under the design of this Plan it is mathematically impossible for a Participant to contribute Employee pre-tax contributions to this Plan in an amount greater than the Internal Revenue Code Section 402(g) limit). If a Participant exceeds this limitation in any calendar year because of his participation in an “other cash or deferred arrangement” or another plan that permits elective deferral contributions to be made that is subject to the Internal Revenue Code section 402(g) limit which, in either event, is maintained by an unrelated employer, the Participant shall advise the Employer by March 1 after the calendar year in which such limit is exceeded of (a) the amount of the excess contribution and (b) the plan from which he will withdraw the excess contributions, plus the investment earnings (or less the investment losses) thereon by the immediately following April 15. If the excess contribution is corrected by a distribution from this Plan the matching Employer contributions thereon will be forfeited and applied to reduce future matching Employer contributions.

           2.09.      Plan Controlling. Upon becoming a Participant, a Participant shall be bound then and thereafter by the terms of this Plan and the Trust Agreement, including all amendments to the Plan and the Trust Agreement made in the manner herein authorized.

ARTICLE III

CONTRIBUTIONS BY THE EMPLOYER

           3.01.      Matching Employer Contributions. As soon as practicable after each payroll period for which Employee pre-tax contributions made pursuant to Section 2.02(a) are withheld from Participants, the Employer will remit such contributions to the Trustee, plus an amount equal to one-half (1/2) of such Employee pre-tax contributions. The Employer contributions may either be made (i) in cash or (ii) in shares of Employer Stock, valued at the closing price of the shares on the New York Stock Exchange on the business day immediately prior to the date of the contribution to the Trust Fund, if the shares are contributed directly to the Trust Fund. The Employer may also in one or more transactions purchase shares of Employer Stock in the open market as treasury stock with instructions to the broker-dealer or other person authorized to execute the transaction to deliver on behalf of the Employer the shares purchased by the Employer upon settlement to the Trustee (or for credit to the Trustee's account with a depository), in which event the shares purchased shall be valued at the cost of treasury stock purchased, plus commission, if any, and any other out-of-pocket expenses related to the transaction. Alternatively, the Employer may in one or more transactions purchase shares of Employer stock directly from a Participant, employee or other person, other than a Participant, employee or other person to whom the restrictions in Section 16(a) or Section 16(b) of the Securities and Exchange Act of 1934 are applicable, with instructions to the transfer agent of the Employer to deliver the certificates for such shares of treasury stock directly to the Trustee (or for credit to the Trustee's account with a depository); the purchase price for any such shares of treasury stock shall be based on the closing price of the Employer Stock on the New York Stock Exchange on the business day immediately preceding the transaction, (and shall not include any out-of-pocket expenses related to such a transaction) which shall be the value of the shares delivered to the Trustee for Plan accounting purposes. As of the Valuation Date coincident with the close of each Accounting Year, the value of Forfeitures, calculated as of such date, shall be applied to reduce any additional Employer Contribution for such Accounting Year under Section 3.02 hereof or to reduce future Employer Contributions under this Section 3.01.

           3.02.      Additional Employer Contributions. For each Accounting Year in which the Employer has Net Profits or accumulated Net Profits, the Employer may make an additional contribution from such Net Profits (or accumulated Net Profits) to be allocated to: (i) each active Participant who is employed by the Employer on the last day of the Accounting Year for which such contribution is made, and (ii) each Participant who retired, died or became Totally and Permanently Disabled during such Accounting Year. The amount of any contributions made pursuant to this Section 3.02 shall be determined by the Board of Directors of the Sponsoring Employer and shall not exceed the lesser of (i) one-half (1/2) of the Employee pre-tax contributions made pursuant to Section 2.02(a) during such Accounting Year by the Participants entitled to share in the allocation, and (ii) the maximum amount deductible under Section 404(a)(3)(A) of the Internal Revenue Code, or any statute or rule of similar import. The amount of such additional contribution may be made (i) in cash, or (ii) in shares of Employer Stock, valued as of the closing price of the shares on the New York Stock Exchange on the business day prior to the date of the contribution to the Trust Fund, if the shares are contributed directly to the Trust Fund. The Employer may in one or more transactions purchase shares of Employer Stock in the open market as treasury stock with instructions to the broker-dealer or other person authorized to execute the transaction to deliver on behalf of the Employer the shares purchased by the Employer upon settlement to the Trustee (or for credit to the Trustee's account with a depository), in which event the shares purchased shall be valued at the cost of treasury stock purchased, plus commissions, if any, and any other out-of-pocket expenses related to the transaction. Alternatively, the Employer may in one or more transactions purchase shares of Employer stock directly from a Participant, employee or other person, other than a Participant employee or other person to whom the restrictions in Section 16(a) or Section 16(b) of the Securities and Exchange Act of 1934 are applicable, with instructions to the transfer agent of the Employer to deliver the certificate(s) for such shares of treasury a stock directly to the Trustee (or for credit to the Trustee's account with a depository); the purchase price for any such shares of treasury stock shall be based on the closing price of the Employer stock on the New York Stock Exchange on the business day immediately preceding the transaction, (and shall not include any out-of-pocket expenses related to such a transaction) which shall be the value of the shares delivered to the Trustee for Plan accounting purposes. The additional contribution shall be allocated as of the Valuation Date coincident with the close of the Accounting Year for which it is made in the proportion that the Employee pre-tax contributions made pursuant to Section 2.02(a) of each Participant eligible to share in the allocation for such Accounting Year bears to the total contributions of all such Participants.

           3.03.      Limit on "Annual Additions". Notwithstanding any provisions contained herein to the contrary, effective as of January 1, 2002, the total "annual addition" to any Participant's Accounts and to any other "defined contribution plan" maintained by the Employers combined shall not exceed the lesser of (a) Forty Thousand Dollars ($40,000) as adjusted pursuant to Section 415(d) of the Internal Revenue Code of 1986, as amended, or (b) one hundred percent (100%) of the Participant's total annual compensation. For purposes of this Section, the term "annual additions" shall mean the total addition to the Participant's Accounts in the Accounting Year attributable to:

(i) Employer contributions under this Article III;

(ii) Any Employer contributions and forfeitures for such Accounting Year to any other "defined contribution plan" maintained by the Employers;

(iii) All of a Participant’s pre-tax contributions made pursuant to Section 2.02(a) and to any other defined contribution plan maintained by the Employers;

(iv) All of a Participant’s elective deferrals, as defined in Section 402(g)(3) of the Internal Revenue Code to any other plan maintained by the Employer pursuant to Section 401(k) of the Internal Revenue Code;

(v) All amounts allocated, after March 31, 1984, to an individual medical account, as defined in section 415(1)(2) of the Internal Revenue Code, which is part of a pension or annuity plan maintained by the Employers are treated as annual additions to a defined contribution plan. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in section 491A(d) (3) of the Internal Revenue Code, under a welfare benefit fund, as defined in Section 419(e) of the Internal Revenue Code, maintained by the Employer are treated as annual additions to a defined contribution plan; and

(vi) All allocations under a simplified employee pension.

           "Annual Compensation" for the purpose of this Section 3.03 is defined as wages within the meaning of Section 3401(a) of the Internal Revenue Code for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a) (2))of the Internal Revenue Code.

           For limitation years beginning after December 31, 1997, for purposes of applying the limitations of this Section 3.03 annual compensation paid or made available during such limitation year shall include any elective deferral (as defined in Section 402(g) of the Internal Revenue Code) and any amount which is contributed or deferred by an Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Sections 125 or 457 of the Internal Revenue Code.

           The compensation limit referred to in Section 3.03(a) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Internal Revenue Code) which is otherwise treated as an annual addition.

           3.04.      Corrective Adjustments in Annual Additions. In the event that as of any Valuation Date corrective adjustments in the "annual addition" to any Participant's accounts are required pursuant to Section 3.03, such adjustments shall be made in the following order of precedence:

(a) By a reduction of his Employee Pre-Tax Contributions Accounts in an amount equal to all or such portion of the Participant’s pre-tax contributions made hereunder during the Accounting Year in question, which is required to make such corrective adjustment.

(b) If a further corrective adjustment is necessary, his Employer Contributions Accounts shall be reduced by Employer contributions made on behalf of the Participant during the Accounting Year.

           The amount of any "corrective adjustments" to Employee Pre-Tax Contributions Accounts pursuant to Section 3.04(a) shall be returned to the Participant as soon as practical after such adjustments are made. The amount of any "corrective adjustments" to a Participant's Employer Contributions Accounts pursuant to Section 3.04(b) shall be allocated to the appropriate Employer Contributions Accounts of all other Participants eligible to share in the Employer's contribution pursuant to, and in the same manner as the additional Employer contribution was (or would have been) allocated under Section 3.02. If such reallocation is prohibited because the annual addition to the accounts of all Participants exceeds the limitations specified in Section 3.03, the Sponsoring Employer shall be entitled to apply them to future Employer contributions for a subsequent Accounting Year.

           3.05.      Suspension of Participant Contributions Due to the In-service Withdrawals from a Related Employer 401(k) Plan. Notwithstanding any provisions of this Plan to the contrary, if a Participant withdraws elective deferrals from an I.R.C.ss.401(k) Plan maintained by the Sponsoring Employer or an Employer that is a member of a controlled group of corporations or controlled group of trades or businesses with the Sponsoring Employer (as defined in I.R.C.ss.414(b) and (c) of the Internal Revenue Code), which is conditioned (in part) on a six (6) or twelve (12) month suspension of employee contributions to all qualified defined contribution plans maintained by his employer (and related employers), then such Participant shall not be entitled to make Participant contributions to this Plan for such six (6) or twelve (12) month period. Such a Participant may elect to resume making Participant contributions as of the beginning of the calendar quarter immediately following such suspension.

ARTICLE IV

ACCOUNTS OF PARTICIPANTS

           4.01.      Determination of Fair Market Value. As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund and the fair market value of the Accounts of each Participant.

           4.01(a). Determination of Investment Earnings. The investment earnings (or losses, if such computation is negative) of the "Other Investments" and "Diversified Investments" portions of the Trust Fund shall be calculated by the Trustee. Such investment earnings (or losses) shall be equal to (i) the fair market value of such portions of the Trust Fund as of the current Valuation Date (including income accrued, but uncollected, and excluding expenses incurred, but unpaid), less (ii) the fair market value of such portions of the Trust Fund as of the immediately preceding Valuation Date; plus (iii) benefit payments to Participants or former Participants from such portions of the Trust Fund and any other disbursements from such portions of the Trust Fund on behalf of a particular Participant since the last preceding Valuation Date; less (iv) any Employer and Employee Pre-Tax contributions made to said portions of the Trust Fund since the last preceding Valuation Date; less (v) any transfers to such portions of the Trust Fund since the last preceding Valuation Date for any reason; plus (vi) any transfers from such portions of the Trust Fund since the last preceding Valuation Date for the purchase of Employer Stock.

           4.01(b).      Valuation of Other Investments and Diversified Investments Accounts. The Other Investments and Diversified Investment Accounts of each Participant as of a Valuation Date shall be equal to the value of such Accounts as of the last Valuation Date plus or minus the applicable adjustments set forth in Section 4.02.

           4.02.      Adjustment of Other Investments and Diversified Investments Accounts. As of each Valuation Date, the other Investments and Diversified Investments Accounts of each Participant shall be adjusted in the following order and manner:

           4.02(a).      Reduction of Other Investments and Diversified Investments Accounts. The Other Investments Accounts and Diversified Investment Accounts of each Participant as of the last preceding Valuation Date shall be reduced by the amount of any benefit payments from such Accounts since such Valuation Date.

           4.02(b).      Allocation of Investment Earnings. The investment earnings (or losses) determined under Section 4.01(a) shall be allocated to the Other Investments and Diversified Investments Accounts of each active Participant and each Limited Participant in the ratio that the value of such Accounts as of the last preceding Valuation Date (plus any adjustment for contributions or diversification transfers received since the preceding Valuation Date and less any adjustments pursuant to Section 4.02(a)), bears to the total value of all such Accounts as of the last preceding Valuation Date.

           Except as otherwise provided in Article V hereof no allocation of investment earnings (or losses) shall be made to the Other Investments and Diversified Investments Accounts of Participants whose benefits are in the process of being distributed, based on the immediately preceding Valuation Date balance under Article V, but which have not been distributed by such Valuation Date.

           4.02(c).      Contributions; Cash Dividends; Transfers; Purchase of Employer Stock. The Other Investments and Diversified Investments Accounts shall be increased by (i) the amount of the Employer, Participants, Rollover, diversification transfers and ESOP Transfer Contributions received during the quarter ending with the Valuation Date, (ii) any other investment income (including any investment income from the interim investment of Employer Stock diversification sales). Cash Dividends shall be allocated in accordance with Section 4.10 hereof. The Other Investments Accounts shall be reduced by the amount applied to purchase Employer Stock and diversification transfers during such quarter.

           4.02(d).      Vesting of Other Investments and Diversified Investments Accounts. A Participant's Other Investments and Diversified Investments which are attributable to Cash Dividend Reinvestments, Employee Pre-Tax Contributions, Participant After-Tax Contributions, Participant Deductible Contributions and Rollovers shall be 100% immediately and fully vested. The Other Investments and Diversified Investments Accounts which are attributable to Employer Contributions of a Participant who terminates employment after December 31, 2001, shall become 100% fully vested and nonforfeitable as of the last day of the Plan Year in which the Participant is credited with three (3) years of Vesting Service.

           4.03.      Adjustment of Stock Accounts. As of each Valuation Date, the Stock Accounts of each Participant shall be adjusted in the following order and manner:

           4.03(a).      Reduction of Stock Accounts. The Stock Accounts of each Participant as of the last preceding Valuation Date shall be reduced by the amount of any benefit payments from such Account on the Participant's behalf since the last preceding Valuation Date and by the sale of any whole shares for transfer and reinvestment in diversified investments pursuant to Section 4.08 hereof. With respect to benefit payments such reduction shall be expressed in whole and fractional shares even though cash in an amount equivalent to part or all of such shares may have been distributed for such payments. With respect to sales of Employer Stock for reinvestment in diversification investments, such reduction shall be made in whole shares only.

           4.03(b).      Purchase of Employer Stock; Increase in Stock Account. The "nonvested and forfeitable" subdivisions of the Employer Contributions Account/Stock of each Participant expressed in whole and fractional shares to the nearest four (4) places, shall be increased by the number of shares purchased for such Accounts based upon the average price per share of the aggregate purchases of Employer Stock during the quarter ending with the Valuation Date, divided by the number of shares purchased. The shares shall be credited to the subdivision of the "Employer Contributions Account/Stock" for the same year the "Other Investments Account" is debited. For the purposes of this Section 4.03(b), shares contributed by the Sponsoring Employer shall be deemed to have been purchased at the fair market value of such shares based on the closing price of Employer Stock on the New York Stock Exchange on the business day immediately preceding the date the shares were contributed to the Trust Fund.

           4.03(c).      Valuation of Stock Accounts. The Employer Stock Accounts shall be maintained in whole shares and fractional shares expressed to the nearest four (4) places and shall reflect the cost of the shares purchased or the appropriate fair market value of the shares of Employer Stock contributed to the Trust Fund by the Employer.

           4.03(d). Vesting of Stock Accounts. A participant's Stock Accounts which are attributable to Cash Dividend Reinvestments, Employee Pre-Tax Contributions, Participant After-Tax Contributions, Participant Deductible Contributions shall be 100% immediately and fully vested. The Stock Accounts which are attributable to Employer Contributions, of a Participant who terminates employment after December 31, 2001, shall become 100% fully vested and nonforfeitable as of the last day of the Plan Year in which the Participant is credited with three (3) years of Vesting Service.

           4.04. Quarterly Participant Account Statements. As soon as reasonably practicable after the close of each quarter of the Accounting Year (i.e., March 31, June 30, September 30 and December 31), the Committee shall advise each Participant of the value of his Accounts as of the Valuation Date coincident with the close of such quarter.

           4.05. Best Judgment Rule. In determining the value of the Trust Fund and the Accounts, the Trustee and the Committee shall exercise their best judgment, and all determinations of value (in the absence of bad faith) shall be binding upon all Participants and their Beneficiaries. All allocations shall be deemed to have been made as of a Valuation Date.

           4.06. Special Valuation Date. Notwithstanding anything to the contrary expressed or implied herein, the Committee may direct a special Valuation Date as of any business day or for distribution purposes, the last business day of any month. Such special Valuation Date shall be deemed equivalent to a regular Valuation Date.

           4.07.      Allocation of Stock Dividends. All stock dividends on Employer Stock shall be allocated to Employer Stock Accounts in the ratio that number of shares in each Employer Stock Account bears to the total number of shares in the Employer Stock Account of all Participants.

           4.08.      Diversified Investments for Certain Participants and Accounts. If a Participant who is an active Employee has completed at least five (5) years of Participation in the Plan and has Attained Age thirty-five (35) he may elect to diversify the investments in his Accounts and future Employee Pre-Tax Contributions as hereinafter provided.

           4.08(a).      Existing Account/Diversification Out of Employer Stock. An eligible Participant may diversify part or all of the whole shares of Employer Stock credited to his Participant After-Tax Contributions, Employee Pre-Tax Contributions and, if applicable, Employer Contributions Accounts/Stock as hereinafter provided:

If an eligible Participant's Attained Age is:	Then he may diversify the following percentage of his Participant After-Tax and/or Employee Pre-Tax Contributions Account/Stock	And he may also diversify the following percentage of his Employer Contributions Account/Stock
35-39	Up to 25%	None
40-44	Up to 50%	None
45-49	Up to 75%	None
50-59	Up to 100%	Up to 50%
60 or older	Up to 100%	Up to 100%

           The applicable percentage of Employer Stock that a Participant may direct the Committee, in writing, to sell and reinvest in diversified investments shall be based on the whole share balance in the Participant’s Account(s) that are eligible for diversification as of the most recent quarterly valuation date (i.e., March 31, June 30, September 30 and December 31), adjusted by any shares distributed or credited to the applicable Account(s) since such Valuation Date.

           If the Participant has previously elected to diversify, the number of whole shares of Employer Stock he may elect to diversify at any time within any age brackets shall be adjusted by the Committee and the Trustee in an equitable manner to reflect such prior diversification. If a Participant who previously elected to diversify, later elects to redeem part or all of his diversified investments and reinvest the proceeds in Employer stock, the number of whole shares of Employer Stock he may elect to diversify at any time shall be adjusted by the Committee and the Trustee in an equitable manner to reflect such prior diversification and reinvestment in Employer Stock.

           A written request to diversify or reinvest shall be made in writing on forms furnished the Committee and may be made at any time. However, only one request to diversify (i.e. sell Employer Stock) or reinvest (i.e. purchase Employer Stock) may be made in any calendar quarter. Upon receipt of such a request the Committee shall direct the Trustee in writing to sell such whole shares as soon as reasonably practicable either in the open market or by reducing the number of shares of Employer Stock the Trustee may be required to purchase as a result of Employee Pre-Tax, Employer or Rollover Contributions or the reinvestment of dividends on shares of Employer Stock in the Trust Fund. The amount credited to a Participant's Accounts as a result of such a sale of Employer Stock shall be based on the average of the actual sale proceeds or, if no actual shares are sold on the open market, based on the closing price of the Employer Stock on the New York Stock Exchange on the business day immediately preceding the date such shares are deemed to be sold by the Trustee. The amounts realized from any such sales of whole shares of Employer Stock shall be credited to the Participant's Employer Contributions and/or Participant Contribution/Other Investments and/or Employee Pre-Tax Contribution Account(s) whichever is applicable, until such amounts are reinvested in the diversified investments made available by the Committee and elected, in writing, by the Participant on a form which will be provided by the Committee. When a Participant's properly completed and signed election to sell whole shares of Employer Stock is received by the Trustee the Trustee shall reinvest the proceeds of any such actual or deemed sales of Employer Stock as soon as reasonably practicable in the diversified investments elected by the Participant.

           The diversification investment options a Participant may elect shall be determined by the Committee from time to time. As of January 1, 2002, the following diversification investment options are provided by the Trustee for this Plan:

           Discretionary Cash Fund
           Short & Intermediate Bond Fund
           Asset Management Fund
           Capital Value Fund
           Equity Index Fund
           Capital Appreciation Fund

           A diversification investment election may be made in five percent (5%) increments which equal 100%.

           4.08(b).      Existing Accounts/Reinvestment From Diversification Investments into Employer Stock. A Participant whose Employer Contributions and/or Participant After-Tax Contributions and/or Employee Pre-Tax /Stock Account(s) have been diversified may at any time elect to redeem all or part of the investments in the Participant's Diversification Accounts and reinvest the proceeds in shares of Employer Stock as soon as reasonably practicable after the proceeds from such redeemed investments are available for reinvestment, provided that only one such election may be made in any calendar quarter and the Participant has not made any diversification election out of Employer Stock in such calendar quarter. Such Employer Stock purchases shall be made by the Trustee on the open market, from Employer treasury stock or authorized but unissued shares or from the Trust Fund as a result of shares of Employer Stock sold by this Plan in order to make cash in lieu of stock distributions. If any such purchases are not made in the open market, they shall be deemed to be purchased on the basis of the closing price of the Employer Stock on the New York Stock Exchange on the business day immediately preceding the date such shares are deemed to be purchased by the Trustee.

           4.08(c).      Diversification Investments of Future Participant Contributions. A Participant who is entitled to elect to diversify under this Section 4.08 may also elect to diversify the investment of his future Employee pre-tax contributions as hereinafter provided.

If an eligible Participant's Attained Age is:	Then he may direct the diversification of the following applicable percentage of his future Employee pre-tax contributions
35-40	Up to 25%
40-44	Up to 75%
50 and older	Up to 100%

           A Participant who is entitled to diversify future Employee pre-tax contributions may do so at any time, in writing, on a form which shall be furnished the Participant by the Committee. The election shall be effective on the payroll period ending at least fifteen (15) business days after the Committee's receipt of such written election. Investments in the diversified investments elected by the Participant in accordance with this Section 4.08 shall be made by the Trustee as soon as reasonably practicable after such diversification election is received by the Trustee.

           4.08(d).      Restriction on Elections Provided for in the Plan - Section 16 of the Securities Exchange Act of 1934. In the case of a Participant to whom the provisions of either Section 16(a) or Section 16(b) of the Securities Exchange Act of 1934 are applicable (herein referred to as an "Insider"), the following restrictions shall apply to any election under this Section 4.08 or any other Section of this Plan. Any election by an Insider to direct an investment, a transfer or change of investment, a withdrawal or any other election which would constitute a "Discretionary Transaction" as that term is defined by SEC Rule 16b-3(b)(1), may only be made by an Insider if such election is made more than six months after any previous opposite way Discretionary Transaction under any plan (including this Plan) of the Sponsoring Employer, as defined by SEC Rule 16(b)(3)(f).

           4.09.      ERISAss.404(c) Compliance Intended. The Sponsoring Employer intends that this Plan be an ERISA Section 404(c) plan with respect to the portion of Participant Accounts which are subject to diversification elections and, therefore, the Committee shall administer the Plan in compliance with Section 404(c) of the Employee Retirement Income Security Act of 1974 and the regulations of the U.S. Department of Labor thereunder..

           4.10.      Cash Dividends on Employer Stock; Reinvestment or Cash Election.

           4.10(a).      Allocation; Credit. Effective from and after January 1, 2002, cash dividends on Employer Stock shall be allocated in proportion to the number of shares of Employer Stock of each Participant's Accounts and shall be credited to either the Participant's Cash Dividends Holding Account or the Participant's Cash Dividends Reinvestment Account/Other Investments in accordance with the Participant's election, as hereinafter provided.

           4.10(b).      Election. As soon as reasonably practicable after the beginning of the 2002 Plan Year (and at the time prescribed by the Committee for Plan Years beginning after December 31, 2002) each Participant, including, but not limited to, terminated vested Participants, shall be afforded the opportunity to elect to have the cash dividend allocable to the Participant's accounts either (i) credited to his Cash Dividends Holding Account and paid to him by the end of the Plan Year of the receipt of such cash dividends by the Trustee or (ii) credited to his Cash Dividends Reinvestment Account/Other Investment and reinvested primarily in additional shares of Employer Stock. This election must be made in the form and manner prescribed by the Committee before a dividend is paid in order to apply to the dividend. If a cash payment election is not made in a timely or prescribed manner, the cash dividend allocable to a Participant's Accounts shall be credited to his Cash Dividends Reinvestment Account/Other Investments to be invested primarily in additional shares of Employer Stock. Dividends credited to either a Participant's Cash Dividend's Holding Account or to his Cash Dividends Reinvestment Account/Other Investments shall be fully (100%) and immediately vested, even if the Participant is not otherwise fully vested in all of his Accounts pursuant to Sections 4.02(d) and 4.03(d) hereof.

           4.10(c).      Cash Dividend Holding Account Investment Income. Each Participant's Cash Dividends Holding Account shall be invested in short-term cash equivalent investments, the investment earnings on which shall be credited to the Participant's Employee Pre-Tax Contributions Account/Other Investments, unless the Participant has not made Employee pre-tax contributions to this Plan, in which event, the investment earnings shall be credited to his Participant After-Tax Contributions Account/Other Investments..

           4.10(d).      Application. The Sponsoring Employer intends to apply the provisions of this Section 4.10 to any cash dividend declared in 2001 with a payment date in 2002.

ARTICLE V

PAYMENT OF BENEFITS TO PARTICIPANTS

           5.01.      Distribution on Early or Normal Retirement. When a Participant lives to either his Early Retirement Date or Normal Retirement Date and retires, the full value of his Accounts shall, if elected by the Participant, immediately become distributable, calculated as of the quarterly Valuation Date coincident with or, otherwise, immediately following his Early Retirement Date or Normal Retirement Date, whichever is applicable, unless the distribution is not made within sixty (60) days after such quarterly Valuation Date, in which event the distributable amount and/or shares shall be calculated as of the monthly Valuation Date immediately preceding the actual distribution or in accordance with the provisions of Section 5.10 hereof, whichever is applicable.

           5.02.      Employment Beyond Normal Retirement. A Participant may continue his employment past his Normal Retirement Date. Such Participant shall continue to be an active Participant under the Plan and the full value of his Accounts shall, if elected by the Participant, immediately become distributable, calculated as of the quarterly Valuation Date coincident with or, otherwise, immediately following the actual date of his retirement, unless the distribution is not made within 60 days after the quarterly Valuation Date, in which event the distributable amount and/or shares shall be calculated as of the monthly Valuation Date immediately preceding the actual distribution or in accordance with the provisions of Section 5.10 hereof, whichever is applicable.

           5.03. Distribution on Death. If a Participant dies while an active Participant under the Plan, the full value of his Accounts shall, if elected by his Beneficiary or Beneficiaries, immediately become distributable to his Beneficiary or Beneficiaries, calculated as of the quarterly Valuation Date coincident with or, otherwise, immediately following the date of his death, unless the distribution is not made within 60 days after the quarterly Valuation Date, in which event the distributable amount and/or shares shall be calculated as of the monthly Valuation Date immediately preceding the actual distribution or in accordance with the provisions of Section 5.10 hereof, whichever is applicable.

           5.04.      Distribution on Disability. When it is determined that a Participant is Totally and Permanently Disabled, the Committee shall certify such fact to the Trustee, and the full value of such Disabled Participant's Accounts shall, if elected by the Participant, immediately become distributable, calculated as of the quarterly Valuation Date coincident with or, otherwise, immediately following the date of his termination of employment due to Total and Permanent Disability (as determined by the Committee), unless the distribution is not made within 60 days after the quarterly Valuation Date, in which event the distributable amount and/or shares shall be calculated as of the monthly Valuation Date immediately preceding the actual distribution or in accordance with the provisions of Section 5.10 hereof, whichever is applicable.

           5.05.      Distribution on Termination of Employment. Whenever the employment of a Participant shall terminate other than for early, normal or late retirement, death or Total and Permanent Disability, this Section 5.05 shall apply. In such event, the Participant shall cease to be a Participant and the vested and nonforfeitable portion of his Employer Contributions Account/Other Investments or Diversified Investments, if any, and of his Employer Contributions Account/Stock shall, if elected by the Participant, become distributable, calculated as of the quarterly Valuation Date coincident with or immediately following his termination of employment. The nonvested and forfeitable portion of his Employer Contributions Account/Other Investments or Diversified Investments and Employer Contributions Account/Stock shall be forfeited as of the Valuation Date coincident with the close of the Accounting Year during which his termination of employment occurred provided he is not reemployed on or before such date and repays to the Trust Fund any distribution he received (pursuant to Section 5.13) on or before such Valuation Date. Subject to the provisions of Section 5.12 hereof, the full value of the terminated Participant's Accounts shall, if elected by the Participant, become distributable, calculated as of the quarterly Valuation Date coincident with or immediately following the date his termination of employment occurred, provided he is not reemployed on or before such Valuation Date and repays to the Trust Fund any distribution he received (pursuant to Section 5.13) on or before such Valuation Date. If a distribution is not made within sixty (60) days after the applicable quarterly Valuation Date, the distributable amount and/or shares shall be calculated as of the monthly Valuation Date immediately preceding the actual distribution or in accordance with the provisions of Section 5.10 hereof, whichever is applicable.

           5.06.      In-Service Withdrawals. An Employee who has been an active Participant for at least two (2) years and has attained age fifty-nine and one-half (59-1/2), may withdraw in one lump sum the entire balance of his vested Accounts, provided the withdrawal satisfies the terms of this Section 5.06. Partial withdrawals are not permitted. Only one (1) in-service withdrawal may be made prior to a Participant's termination of employment.

           A Participant may make a request for an in-service withdrawal at any time and the Committee shall in accordance with its practices and procedures, direct the Trustee to make the withdrawal as soon as reasonably practicable. The amount of any such withdrawal shall be based on the vested shares of Employer Stock and other amounts credited to the Participant's Accounts as of the immediately preceding Valuation Date, adjusted for Employee pre-tax contributions, Employer contributions, reinvested dividends and any other investment earnings the Committee estimates should be credited to the Participant's Stock and Other Investment Accounts for participation after such Valuation Date. A Participant's ability to elect a cash distribution shall be determined pursuant to Section 5.07. If a cash distribution is elected by the Participant, the Employer Stock in his Accounts shall be valued as of the date the Committee receives the Participant's written request for an in-service withdrawal.

           If an additional Employer contribution is made to the Plan for the Accounting Year in which the Participant elects an in-service withdrawal, the Participant shall be entitled to a share of such additional Employer contribution which shall be distributed to the Participant after it is received by the Trustee. The distribution of such an additional Employer contribution shall be made in the same form (i.e., Employer Stock or cash) as the in-service withdrawal was made to the Participant.

           If a cash dividend on the Employer Stock occurs on or before an in-service withdrawal is distributed but before the cash dividend is received by the Trustee, the Participant's share of such cash dividend will be distributed to the Participant in cash as soon as reasonably practicable after it is received by the Trustee. If a stock dividend, split or other recapitalization of Employer Stock (hereinafter referred to as a "stock dividend") is payable to shareholders of record on or before an in-service withdrawal is distributed but before the stock dividend is received by the Trustee, the Participant's share of such stock dividend will be distributed to the Participant as soon as reasonably practicable after it is received by the Trustee. The distribution of such a stock dividend shall be made in the same form (i.e., Employer Stock or cash) as the in-service withdrawal was made to the Participant.

           If a Participant makes an in-service withdrawal pursuant to the provisions of this Section 5.06 prior to the beginning of the calendar year in which the Participant Attains Age seventy and one-half (70-1/2), he shall not be entitled to make any Participant contributions for the six consecutive months after the next practicable pay period after the Committee has received a notice of withdrawal.

           5.07.      Distributions Usually In Employer Stock. Except as hereinafter provided, all benefits distributed to or on behalf of a Participant from his Other Investments or Diversified Investments accounts shall be converted to Employer Stock by the purchase of additional shares by the Trustee to the maximum extent practicable. Any amount that cannot be applied to the purchase of Employer Stock shall be distributed in cash. All benefits distributed to or on behalf of a Participant from his Stock accounts shall be distributed in whole shares of Employer Stock, except that the value of any fractional share shall be distributed in cash, based upon the value of such fractional share as of the quarterly Valuation Date when his Accounts became distributable under this Article V or as of the monthly Valuation Date next preceding the actual distribution of such shares, if the distribution is not made within sixty (60) days after such quarterly Valuation Date.

           Notwithstanding the foregoing, unless a Participant requests in writing that his Accounts be distributed to the maximum extent practicable in shares of Employer Stock, in any case where less than fifty (50) shares of Employer Stock are distributable to the Participant, the Committee shall distribute in cash the distributable balance in his Other Investments accounts and distribute in cash an amount equal to the fair market value of the distributable shares of Employer Stock credited to his Stock accounts, valued at the closing price of the shares on the New York Stock Exchange (i) as of the quarterly Valuation Date coincident with or immediately preceding the date the Participant's Accounts become distributable hereunder, or (ii) if the date of distribution is sixty (60) or more days after such quarterly Valuation Date, as of the monthly Valuation Date immediately preceding the day the Committee directs the Trustee to make a cash distribution hereunder. In addition, the Committee shall, in any case where the number of shares of Employer Stock that is distributable to a Participant hereunder is at least fifty (50) shares but not more than one hundred (100) shares, afford the Participant the opportunity to elect to have his Accounts either distributed (i) in cash, calculated as hereinabove provided, or (ii) in shares of Employer Stock to the maximum extent practicable (calculated as hereinabove provided). In any case, where the number of shares of Employer Stock that is distributable to a Participant hereunder is at least one hundred (100) shares or more, the distribution shall, to the maximum extent practicable (calculated as hereinabove provided), be in shares of Employer Stock.

           Distributions from Diversified Investments Accounts shall be made in cash unless the Participant or Beneficiary elects in writing (on a form which will be provided by the Committee prior to the distribution) that part or all of his distribution be made in Employer Stock, in which event Employer Stock shall be purchased by the Trustee with the proceeds from the redemption of his Diversified Investments Accounts and distributed to the Participant.

           5.08.      Distribution Date. Effective from and after November 14, 2001, any benefit payable under this Article V shall commence within sixty (60) days after the date the benefit becomes distributable hereunder, unless (i) the distributable amount cannot be ascertained within such sixty (60) days, in which event the benefit shall be paid as soon as reasonably practicable thereafter or (ii) the benefit amount or the fair market value of the Employer Stock that is distributable is more than five thousand dollars ($5,000) and the Participant does not elect an immediate distribution, in which event the distribution shall be deferred to not later than the earlier of (i) December 31 of the calendar year in which the Participant reaches Attained Age seventy and one-half (70-1/2), or (ii) December 31 of the calendar year in which the fifth (5th) anniversary of his retirement or other termination of employment occurs at which time the Participant shall be entitled to elect to receive a distribution of his Accounts in accordance with the applicable provisions of this Article V. The surviving spouse of a deceased Participant may elect to defer the commencement of benefit distributions to a date no later than December 31 of the calendar year in which the deceased Participant would have attained age 70-1/2 if the benefit amount or the fair market value of the Employer Stock that is distributable is more than five thousand dollars ($5,000). A nonspouse Beneficiary may not defer the commencement of benefit payments. As a result, benefit payments to a nonspouse Beneficiary shall commence within sixty (60) days after the calendar quarter as of which the benefit becomes distributable or as soon as reasonably practicable thereafter. If the benefit amount or fair market value of the Employer Stock that is distributable to a Participant, or his surviving spouse or Beneficiary is not more than five thousand dollars ($5,000), such benefit shall be distributed in a lump sum or in the form of a direct rollover to an Eligible Retirement Plan. Any additional contributions allocated to a former Participant who retired, died or became Totally or Permanently Disabled during the Accounting Year for which an additional contribution is made shall be distributed as soon as practicable after receipt of the contribution by the Trustee. The distribution shall be made in the same form as his benefits were otherwise distributed as a result of his retirement, death or disability subject to the provisions of Section 5.07 hereof.

           The benefit payments of a Participant who attains age 70-1/2 after December 31, 1997, or the benefit payments of a Participant who attained age 70-1/2 in 1997, but whose benefits had not commenced prior to January 1, 1998, shall commence in the form and at the time elected pursuant to Sections 5.07 and 5.09 hereof by not later than April 1 of the calendar year immediately following the calendar year in which the Participant retires or attains age 70-1/2, whichever occurs last, unless the Participant is a five percent or greater owner of the Sponsoring Employer, in which event, benefit payments shall commence in the manner described in the immediately preceding paragraph by December 31 of the calendar year in which he attains age 70-1/2, even if he has not retired. The required minimum distribution under this paragraph for the calendar year during which the Participant retires or terminates employment after attaining age 70-1/2, whichever occurs last, shall be a fraction of the balance of his Accounts as of the Valuation Date immediately preceding the distribution, the numerator of which shall be one and the denominator of which shall be the lesser of (i) fifteen (15) years and (ii) the life expectancy of the Participant or, if the Participant is married, the joint life expectancy of the Participant and his spouse, computed in accordance with Table V or VI of regulations under Section 72 of the Internal Revenue Code, whichever is applicable. The second annual installment distribution shall be made by December 31 of each later calendar year. Each later minimum required annual distribution shall be equal to the balance of the Participant's Accounts as of the September 30 Valuation Date for such year multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the denominator used for the most recent annual installment distribution reduced by one, or, if there has been a suspension of installment distributions for more than one year, the fraction shall be the lesser of (i) the denominator used for the most recent annual installment distribution reduced by one, or (ii) the life expectancy of the Participant or, if the Participant is married, the joint life expectancy of the Participant and his spouse, computed in accordance with Table V or Table VI of the regulations under Section 72 of the Internal Revenue Code, whichever is applicable. Required minimum distributions shall be made pro-rata from each of the Participant's Accounts. Distributions of amounts in excess of the required minimums shall be made from such Accounts as specified in writing by the Participant. In addition, any death benefit that becomes payable under this Plan shall commence (or be paid) within one (1) year after it becomes distributable hereunder. Notwithstanding the foregoing, any Participant who remains employed after December 31, 1997 and after Attaining Age seventy and one-half (70-1/2) shall be afforded the opportunity each Accounting Year after Attained Age 70-1/2 to withdraw part or all of his Accounts under this Plan pursuant to the provisions of Section 5.06 hereof. Furthermore, any Participant who elected the commencement of minimum required distributions prior to January 1, 1998 in installments may elect to suspend his or her annual installment payments, in a written notice to the Committee, provided the remaining minimum required distributions are resumed by no later than April 1 of the calendar year immediately following the calendar year in which the Participant later retires or otherwise terminates employment.

           With respect to distributions under the Plan made on or after January 1, 2002 for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001 (the 2001 Proposed Regulations), notwithstanding any provision of the Plan to the contrary.

           5.09.      Forms of Distribution. The normal form of distribution shall be a lump sum distribution of Employer Stock and/or cash as provided in Section 5.07 hereof. A Participant or Beneficiary may, however, request an alternative form of distribution of any benefits under the Plan as provided hereinafter. The request by the Participant or the Beneficiary shall be in writing and shall be filed with the Committee at least thirty (30) days or, in case the Participant is an Insider of the Sponsoring Employer (as defined in Section 4.08 hereof), six (6) months, before distribution is to be made. The alternative forms of distribution are as follows:

                   1.      If the Participant is entitled to a distributable benefit in an amount or value of more than five thousand dollars ($5,000), periodic installments in substantially equal annual amounts for a period not longer than hereinafter specified;

                   2.      A direct rollover to an Eligible Retirement Plan, pursuant to the provisions of Section 5.15 hereof; or

                   3.      Any combination of the above.

           If periodic installments are elected by a Participant, the installment payments shall be made over a period of time not longer than the lesser of (i) fifteen (15) years or (ii) the Participant's life expectancy or, if the Participant is married, the joint life expectancy of the Participant and his spouse, computed in accordance with Table V or Table VI of the regulations under Section 72 of the Internal Revenue Code, whichever is applicable. A Participant who has elected installment payments who has not retired or otherwise terminated employment may elect to suspend his or her annual installment payments, in a written notice to the Committee, provided that the remaining installment payments are resumed by not later than by April 1 of the calendar year immediately following the calendar year in which the Participant later retires or otherwise terminates employment.

           If periodic installments are elected by a nonspouse Beneficiary of a deceased Participant, the installment payments shall be made over a period not longer than five (5) years. Benefit payments for a nonspouse beneficiary may not be rolled over to an individual retirement account, annuity or trust.

           5.10.      Segregating Accounts of Former Participants. As soon as practical after the amount that is distributable to a former Participant is finally determined, if his distribution will either be made in installments or be delayed more than six (6) months if payable in a lump sum, his Accounts shall be segregated from the other Trust Fund assets into a separate trust account. The investment of such separate trust account shall continue to be governed by the provisions of Section 5.04 of the Trust Agreement and the Employer Stock dividends and other investment income credited to such account shall, to the extent practicable, be invested in Employer Stock. All disbursements and expenses attributable to such accounts shall be charged thereto. Trustee's fees, however, shall be paid by the Employer. Periodic installment payments from such separate trust accounts shall be made in Employer Stock and/or cash pursuant to Section 5.07 hereof; provided, however, that the elections accorded to the Participant in Section 5.07 are based on the aggregate amount of shares and cash in his Accounts as of the date the Participant's Accounts become distributable hereunder. In the event of the death of either a Participant or a Beneficiary to whom periodic installments are being paid (or are to be paid) prior to receipt of the full amount of such separate trust account, the remaining balance shall be paid as soon as practical to the Beneficiary or Contingent Beneficiary. The Committee may, with the consent of the Trustee, direct that any separate trust accounts under this Section 5.10 be commingled for investment purposes.

           5.11.      Death Payments to Contingent Beneficiaries. If, at the time of a Participant's death while benefits are still outstanding, his named Beneficiary does not survive him, his benefits shall be paid to his named Contingent Beneficiary. If a deceased Participant is not survived by either a named Beneficiary or Contingent Beneficiary (or if no Beneficiary was effectively named), the benefits shall be paid in a single sum to the person or persons in the first of the following classes of successive preference beneficiaries then surviving: the Participant's (a) spouse, (b) children, (c) parents, (d) brothers and sisters, (e) executors and administrators. The determination of the eligible Beneficiary, Contingent Beneficiary, or successive preference beneficiary shall be made by the Committee.

           5.12.      Special Rules Applicable to Deductible Participant Contributions. Notwithstanding any provision to the contrary herein contained, the following special rules shall govern the distribution of a Participant's Participant Deductible Contributions Account/Stock and/or that portion, if any, of his Participant Contributions Account/Other Investments attributable to contributions made pursuant to Section 2.02(b), in circumstances where the Participant terminates employment for reasons other than death or Total and Permanent Disability:

           5.12(a).      Election. The Participant may elect that his Participant Deductible Contributions Account/Stock (and/or or the portion, if any, of his Participant Contributions Account/Other Investments which is attributable to contributions made pursuant to Section 2.02(b)) shall either be;

(i) retained in the Trust Fund and credited with the investment earnings (or losses) of the Trust Fund in accordance with Section 4.02 hereof until the close of the Accounting Year in which the Participant reaches Attained Age fifty-nine and one-half (59-1/2), at which time the Participant’s Deductible Contributions Account/Stock (or the portion, if any, of his Participant Account/Other Investments which is attributable to contributions made pursuant to Section 2.02(b)), shall be distributed to the Participant in accordance with the provisions of Section 5.09 hereof; or

(ii) transferred by the Trustee to an Individual Retirement Account at a financial institution selected by the Participant; or

(iii) distributed to the Participant, subject to the provisions of Section 5.12(b) hereof, in the form of distribution selected pursuant to Section 5.09 hereof.

In the absence of an election by the Participant, his Participant Deductible Contributions Account/Stock and/or the portion, if any, of his Participant Contributions Account/Other Investments attributable to contributions made pursuant to Section 2.02(b) shall be retained in the Trust Fund and credited with the investment earnings (or losses) of the Trust Fund in accordance with Section 4.02 hereof until the close of the Accounting Year in which the Participant reaches Attained Age fifty-nine and one-half (59-1/2), at which time such Accounts shall be distributed to the Participant in accordance with the provisions of Section 5.09 hereof.

           5.12(b).      Acknowledgment. If a terminated Participant who has not Attained Age fifty-nine and one-half (59-1/2) elects to receive a distribution of his Participant Deductible Contributions Account/Stock (or the portion, if any, of his Participant Contributions Account/Other Investments which is attributable to contributions made pursuant to Section 2.02(b)), such distribution shall not be made unless the Participant acknowledges in writing that he understands that the amount distributed

(i) will be subject to a ten percent (10%) federal excise tax penalty;

(ii) will also be taxed as ordinary income for federal income tax purposes; and

(iii) will be reported to the Internal Revenue Service for such purposes.

           5.13.      Reemployment/Repayment of Benefits/Restoration of Accounts. Notwithstanding any provision contained herein to the contrary, a terminated Participant who was partially vested pursuant to Section 5.05 and who is reemployed before he incurs five (5) consecutive One Year Breaks in Service, shall be entitled to repay to the Trust Fund the benefits he received, in the manner and within the time hereinafter specified, and to have certain forfeited portions of his Accounts restored.

           5.13(a).      Repayment of Employer Stock and Cash Distributions. If the reemployed Participant received a distribution of Employer Stock and cash, he must repay the Trust Fund the same number of shares of Employer Stock and the same amount of cash that he received as a result of his termination of employment, or if subsequent to the receipt of the distribution there has been a stock split or stock dividend, or a reorganization or recapitalization of the Employer, then he must repay to the Trust Fund the same amount of cash that he received as a result of his termination of employment and the number of shares of Employer Stock and/or cash which he received because of said stock split, stock dividend, reorganization or recapitalization for the number of shares of Employer Stock that he received as a result of his termination of employment. However, the reemployed Participant is not required to repay any cash distributions he received on the shares of Employer Stock he received as a result of his termination of employment. The repayment shall be made not later than the earlier of (i) five (5) years after his reemployment or (ii) the date he first incurs five (5) consecutive One Year Breaks in Service. Upon receipt by the Trustee of the entire amount of the reemployed Participant's repayment the Committee, as of the next succeeding Valuation Date, shall credit to his Participant Stock and Other Investment Accounts the shares of Employer Stock and cash so repaid and shall restore the shares of Employer Stock and cash forfeited from his Accounts. Any shares of Employer Stock and cash which the Committee so restores shall be made from Forfeitures which are otherwise available to reduce Employer contributions, provided the repayment is made in the last quarter of the Accounting Year and any such Forfeitures exceed the number of shares of Employer Stock and the amount of cash to be restored. Otherwise the Employer shall make a special contribution in an amount sufficient to restore such forfeited shares of Employer Stock and cash. The reemployed Participant shall be entitled to vest in such restored Accounts as if the Employer contributions for the shares of Employer Stock and cash restored had been made in the applicable years.

           5.13(b).      Repayment of Cash Distributions. If the reemployed Participant received a distribution solely consisting of cash (in lieu of Employer Stock) he must repay to the Trust Fund the same amount of cash that he received as a result of his termination of employment by not later than the earlier of (i) five (5) years after his reemployment, or (ii) the date he first incurs five (5) consecutive One Year Breaks in Service. Upon receipt by the Trustee of the entire amount of the reemployed Participant's repayment the Committee shall cause the Employer to restore to the Participant the additional amount of cash that would have been distributed. The Committee shall then cause the Trustee, as of the next succeeding Valuation Date, to credit such repaid and restored cash to the Participant's Other Investments Accounts (and the appropriate subdivision of such accounts). Any cash which the Committee so restores shall be made from Forfeitures which are otherwise available to reduce Employer contributions, provided the repayment is made in the last quarter of an Accounting Year and any such Forfeitures exceed the amount of cash to be restored. Otherwise, the Employer shall make a special contribution in an amount sufficient to restore such forfeited cash. The reemployed Participant shall be entitled to vest in such restored accounts as if the number of shares of Employer Stock purchased with such restored amounts had been purchased from Employer contributions in the applicable years preceding his reemployment.

           5.14.      Qualified Domestic Relations Orders. Benefit payments to an alternate payee pursuant to a Qualified Domestic Relations Order may be distributed prior to a Participant's termination of employment or death, but shall not be distributed prior to the date the Participant reaches Attained Age fifty (50), unless the Participant terminates employment prior to reaching Attained Age fifty (50). The amount and form of benefit payments shall be computed in accordance with the provisions of Article V hereof.

           5.15.      Eligible Rollover Distributions; Required Tax Withholding; Notice. The amount of any Eligible Rollover Distribution made as hereinafter defined to a terminated or retired Participant shall be subject to twenty percent (20%) withholding for federal income taxes unless the terminated employee elects in writing before the Eligible Rollover Distribution is made to have the entire Eligible Rollover Distribution paid directly to an Eligible Retirement Plan. An Eligible Rollover Distribution made after December 31, 1992 to a surviving spouse shall be subject to twenty percent (20%) withholding for federal income taxes unless the Eligible Rollover Distribution is directly rolled over to an Eligible Retirement Plan. The taxable portion of a nonperiodic payment to a nonspouse beneficiary shall be subject to ten percent (10%) voluntary withholding for federal income taxes. The Trustee shall transmit to the U.S. Treasury Department the amounts so withheld within the time required by law. Prior to making any such Eligible Rollover Distribution and income tax withholding, the Committee shall furnish each recipient of an Eligible Rollover Distribution with the notice required by Section 402(f) of the Internal Revenue Code and the information required by the relevant Treasury Department regulations thereunder.

           The following definitions apply to this Section 5.15:

(a) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Participant, except an eligible rollover distribution does not include: (i) any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the participant and the Participant’s designated beneficiary, or for a specified period of ten years or more; (ii) any Internal Revenue Code § 401(a)(9) required minimum distribution; (iii) the portion of any distribution which is not includible in gross income (determined without regard to the exclusion of net unrealized appreciation with respect to employer securities); (iv) any in-service hardship withdrawal distribution from a Participant’s Employee Pre-Tax Contributions Account; and (v) any distribution which otherwise would be an eligible rollover distribution, except when the total distributions to the Participant during that calendar year are reasonably expected to be less than $200.

(b) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Internal Revenue Code § 408(a), an individual retirement annuity described in Internal Revenue Code § 408(b), an annuity plan described in Internal Revenue Code § 408(a), an annuity contract described in Internal Revenue Code § 403(b), an eligible plan under Internal Revenue Code § 457(b), or a qualified trust described in Internal Revenue Code § 408(a), which accepts the Participant’s or alternate payee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, and Eligible Retirement Plan must be either an individual retirement account or individual retirement annuity.

(c) Direct Rollover. A direct rollover is a payment by the Plan to the Eligible Retirement Plan specified by the distributee.

           Any distribution under this Plan may commence less than thirty (30) days after the notice required under Treas. Reg.ss. 1.411(a)-11(c) is given provided that:

(a) the Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

(b) the Participant after receiving the notice affirmatively elects distribution.

           5.16.      Reemployment After a Military Leave; Make-up Contributions. An Employee who is on a military leave and who is reemployed within the time required by law after the expiration of his military leave may make Participant make-up contributions for the period of his military leave, based on his deemed Compensation during his military leave as defined in Section 1.13 hereof. Such make-up contributions may be made in either a single payment or in installments and must be made during the period beginning with the date of the Member's reemployment after his military leave equal to the lesser of (i) three times the period of his military leave and (ii) five years. As soon as reasonably practicable after any such Participant make-up contributions are made, the Employer shall make the Matching Employer Contributions that would have been made during the Participant's military leave on such make-up contributions.

ARTICLE VI

THE COMMITTEE

           6.01.      Composition and Duties of Committee. The Board of Directors of the Sponsoring Employer shall appoint three (3) or more persons to be known as the Committee to administer the Plan, keep records of individual Participant benefits, and notify the Participants of the value of their Accounts annually. The Employer will notify the Trustee of the names of the members of the Committee and of any changes in membership that may take place from time to time.

           6.02.      Term; No Compensation. All members of the Committee shall serve until their resignation or dismissal by the Board of Directors of the Sponsoring Employer and vacancies shall be filled in the same manner as the original appointments. The Board of Directors of the Employer may dismiss any member of the Committee at any time with or without cause. No compensation shall be paid members of the Committee from the Trust Fund for services on such Committee.

           6.03.      Claims Procedure. The Committee shall from time to time establish rules for the administration of the Plan and transaction of its business consistent with the terms of the Plan. Without limiting the generality of the above sentence, it is specifically provided that the Committee shall set forth in writing, available for inspection by any interested party, the procedures to be followed in presenting claims for benefits under the Plan. The Committee shall rely on the records of the Employer, as certified to it, with respect to any and all factual matters dealing with the employment of an Employee or Participant. In case of any factual dispute hereunder, the Committee shall resolve such dispute giving due weight to all evidence available to it. The Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. All such decisions, interpretations and determinations shall be final, conclusive and binding except to the extent that they are appealed under the following claims procedure. In the event that the claim of any person to all or any part of any payment or benefit under this Plan shall be denied, the Committee shall provide to the claimant, within sixty (60) days after receipt of such claim, a written notice setting forth, in a manner calculated to be understood by the claimant:

(i) The specific reason or reasons for the denial;

(ii) Specific references to the pertinent Plan provisions on which the denial is based;

(iii) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary; and

(iv) An explanation of the Plan's appeal procedure.

Within sixty (60) days after receipt of the above material, the claimant shall have a reasonable opportunity to appeal the claim denial to the Committee for a full and fair review. The claimant or his duly authorized representative:

(i) May request a review upon written notice to the Committee;

(ii) May review pertinent documents; and

(iii) May submit issues and comments in writing.

           A decision by the Committee will be made not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which event a decision should be rendered as soon as possible, but in no event later than one hundred and twenty (120) days after such receipt. The Committee's decision on review shall be written and include specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific references to the pertinent Plan provisions on which the decision is based. All such decisions, interpretations and determinations by the Committee shall be final, conclusive and binding.

           6.04.      Required Vote; Records of Committee. Except as otherwise specifically provided herein, every decision and action of the Committee shall be valid if concurred in by a majority of the members then in office, which concurrence may be had without a formal meeting. The Committee shall select a Secretary, who may or may not be a Participant in the Plan, and any other officers deemed necessary and shall adopt rules governing its procedures not inconsistent herewith. The Committee shall keep a permanent record of its meetings and actions.

           6.05.      Directing Payments. The Committee shall direct the Trustee in writing to make payments from the Trust Fund to Participants who qualify for such payments hereunder. Such written order to the Trustee shall specify the name of the Participant, his Social Security number, his address, and the amount and the form of distribution of such payments.

           6.06.      Nondiscrimination. The Committee shall not take action or direct the Trustee to take any action with respect to any of the benefits provided hereunder or otherwise in pursuance of the powers conferred herein upon the Committee which would be discriminatory in favor of Limited Participants who are Highly Compensated Employees, or which would result in benefiting one Participant, or group of Participants, at the expense of another or in discrimination between Participants similarly situated or in the application of different rules to substantially similar sets of facts.

           6.07.      Written Instructions to Trustee. The Trustee may request instructions in writing from the Committee on other matters and may rely and act thereon.

           6.08.      Duty to Maintain Participant Accounts. The Trustee shall be responsible for the maintenance of Participant Accounts. Except as provided in Section 5.10, however, the Trustee need not segregate Accounts among Participants for investment purposes.

           6.09.      Employment of Counsel. The Committee may employ such legal counsel, accountants, and other agents as it shall deem advisable. The Employer shall pay, or cause to be paid from the Trust Fund, the compensation of such legal counsel, accountants and other agents and any other expenses incurred by the Committee in the administration of the Plan and Trust.

           6.10.      Indemnification. The Sponsoring Employer shall indemnify and save the members of the Committee, and any persons to whom the Committee has allocated or delegated its responsibilities in accordance with the provisions hereof, as well as any other fiduciary who is also an officer, director or employee of an Employer, and each of them, harmless from and against any and all claims, loss, damages, expense and liability arising from their responsibilities in connection with the administration of the Plan and Trust Fund and not otherwise paid or reimbursed by insurance, unless the same shall result from their own willful misconduct.

ARTICLE VII

THE TRUST FUND AND TRUSTEE

           7.01.      Trust Agreement. The Sponsoring Employer has entered into a Trust Agreement with the Trustee to hold the funds necessary to provide the benefits set forth in this Plan.

           7.02.      Trust Fund. The Trust Fund shall be received, held in trust, and disbursed by the Trustee in accordance with the provisions of the Trust Agreement and this Plan. No part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants, retired Participants, disabled Participants, their Beneficiaries or Contingent Beneficiaries under this Plan. No person shall have any interest in, or right to, the Trust Fund or any part thereof, except as specifically provided for in this Plan or the Trust Agreement.

           7.03.      Removal of Trustee. The Board of Directors may remove the Trustee at any time upon the notice required by the terms of the Trust Agreement, and upon such removal or upon the resignation of a Trustee, the Board of Directors shall appoint a successor Trustee.

           7.04.      Powers of Trustee. The Trustee shall have such powers to hold, invest, reinvest, control and disburse the funds as at that time shall be set forth in the Trust Agreement or this Plan.

           7.05.      Trust Agreement Part of the Plan. The Trust Agreement shall be deemed to form a part of the Plan and all rights of Participants or others under this Plan shall be subject to the provisions of the Trust Agreement.

           7.06.      Settlement of Accounts of Trustee. The Trust Agreement may contain provisions granting authority to the Employer to settle the accounts of the Trustee on behalf of all persons having or claiming an interest in the Trust Fund.

ARTICLE VIII

AMENDMENT AND TERMINATION

           8.01.      Amendment of Plan. The Sponsoring Employer hereby reserves the right, at any time, by action of its Board of Directors or the Executive Committee of the Board of Directors, or any delegee of the Board of Directors, to modify or amend, in whole or in part, any or all of the provisions of the Plan, including specifically the right to make such amendments effective retroactively, if necessary, to bring the Plan into conformity with government regulations which must be complied with so the Plan and Trust Fund may be eligible for tax benefits. The Board of Directors may delegate its authority to amend this Plan to certain designated officers of the Sponsoring Employer, subject to whatever restrictions or limitations the Board may deem to be necessary or appropriate. No modification or amendment shall make it possible for Trust assets to be used for or diverted to, purposes other than the exclusive benefit of Participants and former Participants and their Beneficiaries. The effectiveness of any amendment of the Plan is expressly conditioned on the continued qualification of the Plan, as revised by such amendment, under the relevant provisions of the Internal Revenue Code of 1986, as amended.

           8.02.      Termination of Plan. The Sponsoring Employer may, by action of its Board of Directors, terminate the Plan at any time.

           8.03.      Full Vesting of Accounts on Plan Termination. If the Sponsoring Employer terminates the Plan, completely discontinues contributions, or partially terminates the Plan, the Committee shall compute the value of the Accounts of the affected Participants. The Accounts of such Participants and any other persons having an interest in the Trust Fund computed in the manner aforementioned shall then immediately vest and become nonforfeitable. The interest of each such Participant shall, at the discretion of the Sponsoring Employer, either (i) be distributed, or (ii) continue to be held in the Trust Fund and distributed upon each Participant's retirement, death, disability or termination of employment.

           8.04.      Return of Mistaken/Nondeductible Employer Contributions. Notwithstanding anything contained herein to the contrary, and pursuant to Section 403(c)(2) of the Employee Retirement Income Security Act of 1974, upon the Employer's request, a contribution which was made by the Employer under a mistake of fact, or conditioned upon qualification of the Plan or any amendment thereof, or upon the deductibility of the contribution under Section 404 of the Internal Revenue Code of 1986, shall be returned to the Employer within one year after the payment of the contribution, the denial of the qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

ARTICLE IX

MISCELLANEOUS PROVISIONS

           9.01.      Corporate Merger or Consolidation. In the event of a merger or consolidation of the Employer or transfer of all or substantially all of its assets to any other corporation, provisions may be made by such successor corporation at its election for the continuance of this agreement and the Stock Bonus Plan created hereunder as to such successor entity. Such successor shall, upon its election to continue this Plan, be substituted in place of the Employer by an instrument duly authorizing such substitution accompanied by a certified copy of the resolutions of the Board of Directors of the Employer and its successor authorizing such substitution and delivered to the Trustee, and the Trustee and all Participants hereunder shall be authorized to recognize such successor in the place of the Employer.

           9.02.      Plan Transfer or Merger. In the case of any merger or consolidation with or transfer of assets or liabilities of this Plan to any other Plan, such merger, consolidation or transfer shall by its terms provide that each Participant of the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

           9.03.       Plan Benefits Not Subject to Claims of Creditors. None of the benefits or beneficial interests under the Plan are subject to the claims of creditors of Participants or their Beneficiaries, and will not be subject to attachment, garnishment or any other legal process except pursuant to a Qualified Domestic Relations Order as defined in Section 414(p) of the Internal Revenue Code. Neither a Participant nor his Beneficiaries may assign, sell, borrow on, or otherwise encumber any of his beneficial interest in the Plan and Trust Fund, nor shall any such benefits be in any manner liable for or subject to the deeds, contracts, liabilities, engagements, or torts of any Participant or Beneficiary.

           9.04.      No Contractual Obligation. Although it is the intention of the Employer that this Plan shall be continued and its contributions made regularly, this Plan is entirely voluntary on the part of the Employer, and the continuance of the Plan and the payments thereunder are not assumed as a contractual obligation of the Employer.

           9.05.      Suspension of Employer Contributions. The Sponsoring Employer specifically reserves the right in its sole and uncontrolled discretion and by its official and authorized acts, to modify, suspend (in whole or in part) at any time or from time to time and for any period or periods, or to discontinue at any time the contributions under this Plan.

           9.06.      No Right of Employment. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon such individual as a Participant in the Plan.

           9.07.      Governing Law. This Plan shall be construed in accordance with the laws of the State of Missouri, except where such laws are superseded by the Employee Retirement Income Security Act of 1974, as amended, in which case such Act shall control.

           9.08.      Distribution to a Minor or Incompetent. In making any distribution to or for the benefit of any minor or incompetent the Committee, in its sole, absolute and uncontrolled discretion may, but need not, order the Trustee to make such distribution to a legal or natural guardian, and any such guardian shall have full authority and discretion to expend such distribution for the use and benefit of such minor or incompetent, and the receipt of such guardian shall be a complete discharge to the Trustee, without any responsibility on its part or on the part of the Committee to see to the application thereof.

           9.09.      Named Fiduciaries. For purposes of Part 4 of Title I of the Employee Retirement Income Security Act of 1974, the Sponsoring Employer, the Trustee, and the Committee shall each be named fiduciaries. All actions by named fiduciaries shall be in accordance with the terms of this Plan and of the Trust insofar as such documents are consistent with the provisions of Title I of the Employee Retirement Income Security Act of 1974. Each named fiduciary shall act solely in the interest of Participants and Beneficiaries and for the exclusive purpose of providing benefits and defraying reasonable administrative expenses. Each named fiduciary shall discharge his respective duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Without limiting the generality of the above, it is specifically provided that the appointment and retention of the members of the Committee is a duty of the Sponsoring Employer for purposes of this Section 9.09.

           9.10.      Committee and Trustee Responsibilities. The Committee shall be responsible for the administration and management of the Plan except for those duties herein specifically allocated to the Trustee or reserved by the Sponsoring Employer. Subject to the objectives and purposes of the Plan (as recited in the preamble to Article V of the Trust Agreement), the Trustee shall have exclusive responsibility for the management and control of the assets of the Plan except to the extent the Sponsoring Employer directs the purchase of Employer Stock from the treasury stock of the Sponsoring Employer. Each named fiduciary shall be responsible only for the specific duties assigned above and shall not be directly or indirectly responsible for the duties assigned to another fiduciary. The Committee shall be deemed the plan administrator for purposes of the Employee Retirement Income Security Act of 1974.

           9.11.      Nondiversion Clause. There shall be no diversion of any portion of the assets of the Trust Fund other than for the exclusive benefit of Participants and their Beneficiaries.

           9.12.      Voting Rights. Each Participant shall be entitled to vote in the manner set out in this section all shares of Employer Stock credited to his Accounts or to tender or exercise similar rights with respect to all or part of the shares of Employer Stock credited to his Accounts, irrespective of whether such Accounts are derived from Company or Participant contributions and irrespective of whether all or a part of the Employer Stock credited to such Accounts may not yet have become fully vested and nonforfeitable.

           The Committee shall determine, as of the latest practicable date contemporaneous with or prior to the record date for each meeting of stockholders, the number of shares of Employer Stock credited to each Participant's Accounts. The Committee shall then furnish each Participant prior to such meeting the proxy statement for the meeting together with a form to be returned to the Committee on which the Participant may set forth his instructions for the voting of shares of Employer Stock credited to his Accounts. Upon receipt of such instructions the Committee shall instruct the Trustee to vote such shares in accordance with the Participant's instructions. If, within such reasonable period of time prior to any such meeting of stockholders as may be specified by the Committee no instructions shall have been received by the Committee from such Participant, the Committee shall instruct the Trustee to vote, in person or by proxy, such shares of Employer Stock in the manner determined by the Committee in its sole discretion. The Committee shall, in its sole discretion, also be entitled to direct the Trustee how to vote all shares of Employer Stock held by the Trustee upon any matters as to which as a practical matter no instructions can be given by Participants prior to any meeting.

           9.13.      Table of Contents; Captions. The Table of Contents and the captions have been placed in this Plan solely as a matter of convenience and for reference. They do not describe the scope or intent of this Plan and they shall not affect its interpretation.

ARTICLE X

ROLLOVER CONTRIBUTIONS AND ESOP TRANSFERS

           10.01.      Eligible Rollover Contributions. A nonbargaining Employee of an Employer who has had distributed to him his entire interest in and Eligible Retirement Plan, may, regardless of whether he is presently eligible to participate in this Plan and in accordance with procedures approved by the Committee, transfer part or all of the distribution received from such Eligible Retirement Plan to the Trust Fund for this Plan provided the following conditions are satisfied:

(a) the transfer is made directly from the Eligible Retirement Plan; and

(b) the amount transferred does not include any Participant after-tax contributions.

           The Committee shall develop such procedures, and may require such information from the Employee desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section 10.01. Upon approval by the Committee, the amount transferred shall be deposited in the Trust Fund and shall be credited to the Employee's Rollover Account/Other Investments and Rollover Account/Stock (hereinafter referred to as "Rollover Accounts"). Rollover Accounts may not be invested in diversified investments under Section 4.08 hereof. Upon a transfer by an Employee who is not a Participant hereunder, his Rollover Accounts shall represent his sole interest in the Plan until he becomes a Participant.

           If an Employee transfers assets as provided in this Section 10.01, the fair market value of the assets transferred shall be credited to his Rollover Account/Other Investments and sold. As soon as reasonably practicable the proceeds from the sale of such transferred assets in his Rollover Account/Other Investments shall be invested as a part of the entire Trust Fund in shares of Employer Stock.

           A Participant may elect at any time to withdraw from his Rollover Accounts all or any part of (i) the shares of Employer Stock then credited to such Stock Account, and (ii) the amount then constituting such Other Investments Account. Any such withdrawal shall be made in accordance with the provisions of Section 5.06 (even though the Participant has not attained age fifty-nine and one-half (59 1/2)) in shares of Employer Stock and in cash for the fractional shares and the amount distributable from such Other Investment Accounts. If a Participant who has not Attained Age fifty-nine and one-half (59-1/2) requests a withdrawal from his Rollover Accounts, such request shall not be granted unless the Participant acknowledges in writing that he understand the amount withdrawn

(i) will be subject to a ten percent (10%) federal excise tax penalty;

(ii) will also be taxed as ordinary income for federal income tax purposes; and

(iii) will be reported to the Internal Revenue Service for such purposes.

           10.02.      ESOP Transfer Contributions. Any Employee who is either (1) a Participant making contributions pursuant to Section 2.02(a) of this Plan as of December 31, 1989, or (2) a Limited Participant as of December 31, 1989, and who receives a distribution from the Leggett & Platt, Incorporated Employee Stock Ownership Plan (herein referred to as the "ESOP") as a result of the termination of the ESOP, may elect to have the entire amount of such distribution transferred to the Trust Fund under this Plan and credited to his ESOP Transfer Account/Other Investments and ESOP Transfer Account/Stock. Such election shall be made in writing on forms provided by the Committee. ESOP Transfer Contributions shall be transferred directly from the trustee of the ESOP to the Trustee of this Plan as soon as reasonably practicable following the termination of the ESOP.

           A Participant may elect at any time to withdraw from his ESOP Transfer Accounts all or any part of (i) the shares of Employer Stock then credited to such Stock Account, and (ii) the amount then constituting such Other Investments Account. Any such withdrawal shall be made in accordance with the provisions of Section 5.06 (even though the Participant has not attained age fifty-nine and one-half (59 1/2)) in shares of Employer Stock and in cash for the fractional shares and the amount distributable from such other Investment Accounts. If a Participant who has not Attained Age fifty-nine and one-half (59-1/2) requests a withdrawal from his ESOP Transfer Accounts, such request shall not be granted unless the Participant acknowledges in writing that he understand that the amount withdrawn

(i) will be subject to a ten percent (10%) federal excise tax penalty;

(ii) will also be taxed as ordinary income for federal income tax purposes;

(iii) will be reported to the Internal Revenue Service for such purposes.

           10.03.      Vesting in Rollover Contributions and ESOP Transfer Contributions. A Participant's Rollover Account/Other Investments, Rollover Account/Stock, ESOP Transfer Account/Other Investments, and ESOP Transfer Account/Stock shall be fully vested at all time.

           10.04.      Adjustment of Rollover Accounts and ESOP Transfer Accounts. After the Rollover Accounts and ESOP Transfer Accounts become a part of the Trust Fund pursuant to Section 10.01 and Section 10.02 they shall share in the gains and losses of the Trust Fund, in accordance with the terms of Section 4.02 and Section 4.03.

           10.05.      Distribution of Rollover Accounts and ESOP Transfer Accounts upon Disability. When the Employee retires (including retirement for Total and Permanent Disability), he shall be entitled to a distribution of the full value of his Rollover Accounts and ESOP Transfer Accounts, determined as of the Valuation Date coincident with or immediately following his retirement, unless the distribution is not made within 60 days after such Valuation Date, in which event, the distributable amount shall be calculated as of the monthly Valuation Date immediately preceding the actual distribution or in accordance with the provisions of Section 5.10 hereof, whichever is applicable. Such distribution shall be made in the form of payment elected in accordance with Section 5.09.

           10.06.      Distribution of Rollover Accounts and ESOP Transfer Accounts upon Death. If the Employee dies before his Rollover Accounts and ESOP Transfer Accounts are distributed to him, his Beneficiary shall be entitled to the full value of his Rollover Accounts and ESOP Transfer Accounts determined as of the Valuation Date coincident with or immediately following his date of death, unless the distribution is not made within 60 days after such Valuation Date, in which event, the distributable amount shall be calculated as of the monthly Valuation Date immediately preceding the actual distribution or in accordance with the provisions of Section 5.10 hereof, whichever is applicable. Such full value shall be applied to provide a Death Benefit in accordance with Section 5.03 hereof.

           10.07.      Distribution of Rollover Accounts and ESOP Transfer Accounts upon Termination of Employment. If an Employee terminated employment for any reason other than retirement or death, his Rollover Accounts and ESOP Transfer Accounts shall continue to be held in the Trust Fund, and shall share in the gains and losses thereof in accordance with Section 4.02 and Section 4.03, until the first to occur of (i) the date the Employee requests such funds be transferred to another funding medium, (ii) the Employee's death, or (iii) the date benefits become payable to the Employee under the terms of this Plan.

           10.08.      Form of Distribution. Any former Employee or retired Employee who is entitled to a distribution under the terms of this Plan may request, and the Committee shall agree to, a lump sum distribution of his entire vested interest hereunder, as soon as reasonably practicable, unless the distribution is not made within 60 days after such Valuation Date, in which event, the distributable amount shall be calculated as of the monthly Valuation Date immediately preceding the actual distribution or in accordance with the provisions of Section 5.10 hereof, whichever is applicable in order that such distribution may (i) be transferred to an Individual Retirement Account described in Section 408(a) of the Internal Revenue Code of 1986, as amended, or (ii) be applied to purchase an Individual Retirement Annuity described in Section 408(b) of such Code, or (iii) be transferred to an employee's trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code. Upon the transfer of the Employee's entire vested interest, the Employee shall be entitled to no further benefits under the terms of the Plan.

ARTICLE XI

TAX EQUITY AND FISCAL
RESPONSIBILITY ACT OF 1982
TOP-HEAVY PROVISIONS

           11.01.      Application. The provisions of this Article XI shall only be applicable if the Plan becomes "top-heavy" (as defined in Section 416(g) of the Internal Revenue Code),; i.e., generally, if sixty percent (60%) or more of the value of the Accounts of Participants of this Plan as of any "determination date" (as defined in Section 416(g)(4) of the Code, i.e., December 31 of the immediately preceding Plan Year) beginning as of December 31, 1983, is attributable to "key employees" (as defined in Section 416(i)(1) of the Code), including the accrued benefits of any defined benefit plan which must be mandatorily aggregated with this Plan under Section 416 of the Internal Revenue Code. For this purpose prior to January 1, 2002, benefit payments to "key employees" during the Accounting Year (ending with such determination date) or in any of the four (4) immediately preceding calendar years shall be taken into account. From and after January 1, 2002, only benefit payments during the one year period ending on the determining date shall be taken into account, including any terminated plan, had it not been aggregated with this plan under Section 416(g)(2)(A)(i) of the Internal Revenue Code. In the case of a benefit payment for any reason other than separation from service, death or disability, this provision shall be applied by taking into account not only benefit payments to "key employees" during the Accounting Year (ending with the determination date), but also each of the four (4) immediately preceding calendar years. The present value of accrued benefits in any defined benefit plan sponsored by the Employer which must be mandatorily aggregated for this purpose, shall be determined on the basis of the actuarial assumptions then being used to comply with Section 401(a)(25) of the Internal Revenue Code. If the Plan becomes "top-heavy" as of any determination date, then effective in the next succeeding Accounting Year, the provisions of this Article XI shall apply.

           11.02.      Special Minimum Contribution. If this Plan becomes "top-heavy," the minimum employer contribution required by Section 416(c) of the Internal Revenue Code shall be satisfied by the defined benefit plan maintained by the Employer which also covers all the Employees who are covered by this Plan.

           11.03.      Key Employee Defined. The term "key employee" shall have the same meaning as is specified in Section 416(i)(1) of the Internal Revenue Code, i.e., any Employee or former Employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Internal Revenue Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Internal Revenue Code. The determination of who is a "key employee" will be made in accordance with section 416(i)(1) of the Internal Revenue Code and the applicable regulations and other guidance of general applicability issued thereunder.

SCHEDULE I
LIST OF PARTICIPATING EMPLOYERS
AS OF JANUARY 1, 2002
WHO ARE ENTITLED TO PARTICIPATE
IN THIS PLAN BY BRANCH AND LOCATION

SIGNATURES

           IN WITNESS WHEREOF, the Sponsoring Employer has caused this Restated Plan to be executed this _____ day of December, 2001, to be effective as of January 1, 2002, except as otherwise indicated, by its Vice President, Human Resources, pursuant to the resolutions of the Board of Directors, dated May 12, 1999, a certified copy of which is attached.

ATTEST: (SEAL)		LEGGETT & PLATT, INCORPORATED, the Sponsoring Employer
By:
Secretary		John Hale Vice President, Human Resources